Exhibit 4.37
Dated 8 June 2018
ZILLS OWNING COMPANY LIMITED
as Borrower
and
SEOUL INVESTMENT HOLDINGS INC.
as Existing Guarantor
and
DRYSHIPS INC.
as New Guarantor
and
DVB BANK SE, AMSTERDAM BRANCH
as Arranger
and
THE FINANCIAL INSTITUTIONS
listed in Part A of the Schedule
as Original Lenders
and
THE FINANCIAL INSTITUTIONS
listed in Part B of the Schedule
as Hedge Counterparties
and
DVB BANK SE, AMSTERDAM BRANCH
as Facility Agent
and
DVB BANK SE, AMSTERDAM BRANCH
as Security Agent
and
DVB BANK SE
as Account Bank
DEED OF ACCESSION, AMENDMENT AND RESTATEMENT
relating to a facility agreement
dated 1 September 2017
W A T S O N  F A R L E Y
&
W I L L I A M S

Index
Clause		Page

1	Interpretation	2
2	Representations and Warranties	3
3	Adherence and Assumption	4
4	Release	4
5	Amendment of Finance documents	4
6	Effective Date	6
7	Further Assurances	7
8	Fees and Expenses	8
9	Notices	9
10	Supplemental	9
11	Law and Jurisdiction	9

Schedules
Schedule 1 Part A Original Lenders	11
Part B The Hedge Counterparties	12

Execution
Execution Pages	13

Appendices
Appendix Form of Amended and Restated Facility Agreement marked to indicate amendments

THIS DEED is made on 8 June 2018
PARTIES
(1)
ZILLS OWNING COMPANY LIMITED, a corporation incorporated in the Marshall Islands and whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands as borrower (the “Borrower”);

(2)
SEOUL INVESTMENT HOLDINGS INC., a corporation incorporated in the Marshall Islands and whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands as guarantor (the “Existing Guarantor”);

(3)
DRYSHIPS INC., a corporation incorporated in the Marshall Islands and whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands as guarantor (the “New Guarantor”);

(4)	DVB BANK SE, AMSTERDAM BRANCH as arranger (the “Arranger”);
(5)	THE FINANCIAL INSTITUTIONS listed in Part A of the Schedule as lenders (the “Original Lenders”);
(6)	THE FINANCIAL INSTITUTIONS listed in Part B of the Schedule as hedge counterparties (the “Hedge Counterparties”);
(7)	DVB BANK SE, AMSTERDAM BRANCH as agent of the other Finance Parties (the “Facility Agent”);
(8)	DVB BANK SE, AMSTERDAM BRANCH as security agent for the Creditor Parties (the “Security Agent”);
(9)	DVB Bank SE acting through its office at Platz der Republik 6, 60325, Frankfurt/Main, Germany as account bank (the “Account Bank”).
BACKGROUND
(A)
By a facility agreement dated 1 September 2017 (the “Facility Agreement”) and made between (i) the Borrower, (ii) the Existing Guarantor, (iii) the Original Lenders, (iv) the Arranger, (v) the Facility Agent, (vi) the Security Agent and (vii) the Account Bank, the Original Lenders have made available to the Borrower a loan facility of (originally) up to US$35,000,000 of which US$33,833,333.34 is outstanding by way of principal as at the date of this Deed.

(B)	The Borrower and the Transaction Obligors have requested that the Finance Parties giver their consent to:
(i)
the transfer of ownership of all of the shares in the Borrower from Zills Shareholders Inc. (the “Existing Shareholder”) to the New Shareholder (as defined below) pursuant to the Share Purchase Agreement (as defined below) (the “Shares Sale”);

(ii)
the accession of the New Guarantor to the Facility Agreement as amended and restated by this Deed as guarantor of all the obligations of the Borrower under the Facility Agreement as amended and restated by this Deed, the Hedging Agreement (as defined below) and the other Finance Documents and the release of the Existing Guarantor from its obligations as guarantor under the Facility Agreement;

(iii)	the release of the Existing Shareholder from its obligations under the Existing Shares Security (as defined below);
(iv)	the accession of the Hedge Counterparties to the Facility Agreement as amended and restated by this Deed; and
(v)
the execution by the Borrower of the Hedging Agreement (as defined below) pursuant to which the Borrower may enter into interest rate swap transactions with the Hedge Counterparties from time to time to hedge the Borrower’s exposure to interest rate fluctuations under the Facility Agreement as amended and restated by this Deed, together, the “Request”.
(C)	sets out the terms and conditions on which the Finance Parties agree, with effect on and from the Effective Date, at the request of the Borrower and the Transaction Obligors, to:
(i)	the Request; and
(ii)	the consequential amendment of the Facility Agreement and the other Finance Documents in connection with the Request.
IT IS AGREED as follows:
1	INTERPRETATION
1.1	Defined expressions
Words and expressions defined in the Facility Agreement shall have the same meanings when used in this Deed (including the Recitals) unless the context otherwise requires or they are otherwise defined in this Deed.
1.2	Definitions
“Amended and Restated Facility Agreement” means the Facility Agreement as amended and restated by this Deed in the form set out in the Appendix.
“Continuing Finance Documents” means those Finance Documents (other than the Facility Agreement and the Mortgage) which have been made before the date of this Deed.
“Effective Date” means the date on which the Facility Agent notifies the Borrower that the conditions set out in Clause 6.2 (Conditions precedent) have been satisfied.
“Existing Shares Security” means the share security deed creating Security over all the shares in the Borrower dated 1 September 2017 and executed by the Existing Shareholder in favour of the Security Agent.
“Facility Agreement” means the facility agreement referred to in Recital (A).
“Finance Documents” has the meaning given in the Amended and Restated Facility Agreement.
“Hedging Agreement” means a master agreement (on the 2002 ISDA Master Agreement form and including the schedule thereto) entered or to be entered into between (i) the Borrower and (ii) the Hedge Counterparties in agreed form.
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“Hedging Agreement Security” means a hedging agreement security creating Security over the Borrower’s rights and interests in the Hedging Agreement, in agreed form.
“Mortgage Amendment” means an amendment to the Mortgage in agreed form.
“New Shareholder” means Oil Tankers Investments Inc., a corporation incorporated in the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960.
“New Shares Security” means a share security deed creating Security over all the shares in the Borrower executed or to be executed by the New Shareholder in favour of the Security Agent in agreed form.
“Second Priority Account Security” means a document creating second priority Security over the Earnings Account in agreed form.
“Share Purchase Agreement” means the share purchase agreement made or to be made between the Existing Shareholder and the New Shareholder in respect of the acquisition of the shares in the Borrower by the New Shareholder from the Existing Shareholder in agreed form.
1.3	Application of construction and interpretation provisions of Facility Agreement
Clauses 1.2 (Construction) to 1.5 (Third Party Rights) of the Facility Agreement apply, with any necessary modifications, to this Deed.
2	REPRESENTATIONS AND WARRANTIES
2.1	Repetition of Facility Agreement representations and warranties
Each of the Borrower and the Existing Guarantor represents and warrants to the Facility Agent that the representations and warranties in clause 17 (Representations) of the Facility Agreement would remain true and not misleading if repeated on the date of this Deed with reference to the circumstances then existing and if the references to the “Finance Documents” included a reference to this Deed.
2.2	Repetition of Continuing Finance Documents representations and warranties
The Borrower represents and warrants to the Facility Agent that the representations and warranties in the Continuing Finance Documents to which it is a party would remain true and not misleading if repeated on the date of this Deed and on the Effective Date with reference to the circumstances then existing and with appropriate modifications to refer to this Deed.
2.3	Repetition of the Amended and Restated Facility Agreement representations and warranties
The representations and warranties in clause 17 (Representations) of the Amended and Restated Facility Agreement are deemed to be made by the Borrower and the New Guarantor on the Effective Date.
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3	ADHERENCE AND ASSUMPTION
3.1	Adherence and assumption of New Guarantor
With effect on and from (and subject to the occurrence of) the Effective Date, the New Guarantor agrees to:
(a)
become a party to the Amended and Restated Facility Agreement as Obligor and guarantor of the obligations of the Borrower under the Amended and Restated Facility Agreement, the Hedging Agreement and the other Finance Documents; and

(b)	be bound by the terms of the Amended and Restated Facility Agreement and the other Finance Documents in its capacity as Guarantor.
3.2	Adherence of Hedge Counterparties
With effect on and from (and subject to the occurrence of) the Effective Date, the Hedge Counterparties agree to become a party to the Amended and Restated Facility Agreement as hedge counterparties.
4	RELEASE
4.1	With effect on and from (and subject to the occurrence of) the Effective Date:
(a)	the Finance Parties release:
(i)	the Existing Guarantor from its obligations as Obligor under the Facility Agreement;
(ii)	the Existing Shareholder from its obligations under the Existing Shares Security; and
(iii)	all Security Interests created in their favour by the Existing Shareholder under the Existing Shares Security; and
(b)
the Security Agent, without any warranty, representation (other than a representation that it has not further reassigned any of the rights and interests referred to in this paragraph (b)), covenant or other recourse, reassigns to the Existing Shareholder, all rights and interests of every kind to, in or in connection with in the Derivative Assets (as defined the in the Existing Shares Security) assigned to the Security Agent by the Existing Shareholder pursuant to the Existing Shares Security.

5	AMENDMENT OF FINANCE DOCUMENTS
5.1	Amendment and restatement of the Facility Agreement
(a)
With effect on and from (and subject to the occurrence of) the Effective Date, the Facility Agreement shall be, and shall be deemed by this Deed to be, amended and restated in the form set out in the Appendix; and

(b)	as so amended and restated pursuant to paragraph (a) above, the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.
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5.2	Amendments to Continuing Finance Documents
With effect on and from (and subject to the occurrence of) the Effective Date, the Continuing Finance Documents shall be, and shall be deemed by this Deed to be, amended and supplemented as follows:
(a)
the definition of, and references throughout each of the Continuing Finance Documents to, the “Facility Agreement” and any of the other Continuing Finance Documents shall be construed as if the same referred to, respectively:

(i)	the Amended and Restated Facility Agreement; and
(ii)	the other Continuing Finance Documents as amended and supplemented by this Clause 5.2 (Amendments to Continuing Finance Documents);
(b)	by construing references throughout each of the Continuing Finance Documents to “the Guarantor” as if the same referred to the New Guarantor;
(c)	by construing references throughout each of the Continuing Finance Documents to “the Obligors” or “the Transaction Obligors” as if the same included the New Guarantor;
(d)	by construing references throughout each of the Continuing Finance Documents to “the Finance Parties” as if the same included the Hedge Counterparties;
(e)	by construing references throughout each of the Continuing Finance Documents to “the Finance Documents” as if the same included the Hedging Agreement;
(f)
by construing references throughout each of the Continuing Finance Documents to “the Security Documents” as if the same included the Hedging Agreement Security, the New Shares Security and the Second Priority Account Security;

(g)	by construing references throughout each of the Continuing Finance Documents to “the Mortgage” as if the same referred to the Mortgage as amended and supplemented by the Mortgage Amendment; and
(h)
by construing references throughout each of the Continuing Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to those Continuing Finance Documents as amended and supplemented by this Deed.

5.3	Finance Documents to remain in full force and effect
(a)	Each of the Continuing Finance Documents shall remain in full force and effect as amended and supplemented by:
(i)	the amendments contained or referred to in Clause 5.2 (Amendments to Continuing Finance Documents); and
(ii)	such further or consequential modifications as may be necessary to give full effect to the terms of this Deed.
(b)	The Mortgage shall remain in full force and effect as amended and supplemented by the Mortgage Amendment.
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6	EFFECTIVE DATE
6.1	General
The agreement contained in Clause 3 (Adherence and Assumption), Clause 4 (Release) and Clause 5 (Amendment of Finance documents) and is subject to the fulfilment of the conditions precedent in Clause 6.2 (Conditions precedent).
6.2	Conditions precedent
The conditions referred to in Clause 6.1 (General) are that the Facility Agent shall have received, on or before the date of this Deed, the following documents and evidence in all respects in form and substance satisfactory to the Facility Agent and its lawyers:
(a)
in relation to the Borrower, the Existing Guarantor, the New Guarantor and the New Shareholder, documents of the kind specified in Schedule 2, Part A, paragraphs 1.1, 1.2, 1.3, 1.4 and 1.5 of the Amended and Restated Facility Agreement in relation to this Deed, the Amended and Restated Facility Agreement, the Hedging Agreement, the Hedging Agreement Security, the New Shares Security, the Second Priority Account Security and the Mortgage Amendment (as applicable);

(b)	in relation to the New Guarantor and the New Shareholder, documents of the kind specified in Schedule 2, Part A, paragraphs 1.6, 1.7, 1.8 and 1.9 of the Amended and Restated Facility Agreement;
(c)	in relation to each of the Existing Shareholder and the Approved Manager, an original certificate of incumbency confirming (inter alia) the names of its directors, officers and shareholders;
(d)	an original of this Deed duly executed by the parties to it and countersigned by the Existing Shareholder and the Approved Manager;
(e)	an original of the Amended and Restated Facility Agreement duly executed by the parties to it;
(f)
an original of each of the Hedging Agreement, the Hedging Agreement Security, the New Shares Security and the Second Priority Account Security duly executed by the parties to it (and of each document required to be delivered thereunder);

(g)	the Mortgage Amendment duly executed by the Borrower together with evidence that it has been duly registered as a first amendment to the Mortgage in accordance with the laws of Malta;
(h)	a certified copy of the Share Purchase Agreement duly executed by the parties thereto;
(i)	evidence that the Shares Sale has been effected;
(j)	an original of the share certificate of the Borrower specifying the New Shareholder as the sole shareholder of the shares of the Borrower;
(k)
such documentary evidence as the Facility Agent and its legal advisers may reasonably require in relation to the due authorisation and execution of Share Purchase Agreement by the Existing Shareholder and the New Shareholder;

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(l)	evidence satisfactory to the Facility Agent that the amendment fee referred to in Clause 8.1 (Amendment fee) has been paid in full by the Borrower;
(m)
favourable legal opinions from lawyers appointed by the Facility Agent on such matters concerning the laws of the Marshall Islands, Malta, Germany and England and such other relevant jurisdictions as the Facility Agent may require;

(n)
documentary evidence that the agent for service of process named in Clause 11.3 (Process agent) has accepted its appointment in respect of this Deed, the Amended and Restated Facility Agreement, the Hedging Agreement, the Hedging Agreement Security and the New Shares Security;

(o)	documentary evidence that the agent for service of process named in the Second Priority Account Security has accepted its appointment;
(p)
such documents, information and other evidence in such form as is requested by the Facility Agent in order for the Lenders to comply with all necessary “know your customer” or “client acceptance” or other similar identification procedures in relation to the Borrower, any Transaction Obligor, the New Guarantor and the New Shareholder and the transactions contemplated in this Deed and the other Finance Documents; and

(q)
any further opinions, consents, agreements and documents in connection with this Deed and the Finance Documents which the Facility Agent may request by notice to the Borrower prior to the Effective Date.

6.3	Waiver
If the Facility Agent (acting with the authorisation of the Lenders, at their discretion) permits the Shares Sale contemplated in this Deed being effected before certain of the conditions referred to in Clause 6.2 (Conditions precedent) are satisfied, the Borrower, the Existing Guarantor and the New Guarantor shall ensure that those conditions are satisfied within 5 Business Days after the date on which the Shares Sale has been effected (or such longer period as the Facility Agent may, acting with the authorisation of the Lenders, agree with the Borrower).
7	FURTHER ASSURANCES
7.1	Obligation to execute further documents etc.
Each of the Borrower and the New Guarantor shall, and shall procure that any other Transaction Obligor shall:
(a)
execute and deliver to the Facility Agent any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Facility Agent may, in any particular case, specify; and

(b)	effect any registration or notarisation, give any notice or take any other step, which the Facility Agent may, by notice to such party, specify for any of the purposes described in Clause 7.2 (Purposes of further assurances) or for any similar or related purpose.
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7.2	Purposes of further assurances
The purposes referred to in Clause 7.1 (Obligation to execute further documents etc.) are:
(a)
validly and effectively to create any Security Interest or right of any kind which the Security Agent intended should be created by or pursuant to this Deed, the Amended and Restated Facility Agreement, the Mortgage Amendment and the other Finance Documents; and

(b)	implementing the terms and provisions of, and the transactions contemplated in this Deed, the Amended and Restated Facility Agreement, the Mortgage Amendment and the other Finance Documents.
7.3	Terms of further assurances
The Facility Agent may specify the terms of any document to be executed by the Borrower, the New Guarantor or any other Transaction Obligor under this Clause 7 (Further Assurances), and those terms may include any covenants, powers and provisions which the Facility Agent considers appropriate to protect its interests.
7.4	Obligation to comply with notice
Each of the Borrower and the New Guarantor shall comply, and shall procure that any other Transaction Obligor comply, with a notice under Clause 7.1 (Obligation to execute further documents etc.) by the date specified in the notice.
7.5	Additional corporate action
At the same time as the Borrower or any Transaction Obligor delivers to the Facility Agent any document executed under this Clause 7 (Further Assurances), the Borrower or any Transaction Obligor shall also deliver to the Facility Agent a certificate signed by an officer of the Borrower or, as the case may be, that Transaction Obligor which shall:
(a)	set out the text of a resolution of the Borrower’s or that Transaction Obligor’s directors specifically authorising the execution of the document specified by the Facility Agent; and
(b)
state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower’s or that Transaction Obligor’s articles of association or other constitutional documents.

8	FEES AND EXPENSES
8.1	Amendment fee
The Borrower shall pay to the Facility Agent on or before the date of this Deed a non-refundable amendment fee of $52,500.
8.2	Expenses
The provisions of clause 15 (Costs and expenses) of the Amended and Restated Facility Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.
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9	NOTICES
9.1	General
The provisions of clause 36 (Notices) of the Amended and Restated Facility Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.
9.2	Notices to Borrower, the Existing Guarantor and the New Guarantor
Any notice to the Borrower, the Existing Guarantor and the New Guarantor shall be sent to:
c/o TMS TANKERS LTD.
Athens Licenced Shipping Office Omega Building
80 Kifissias Avenue
15125, Maroussi
Attiki, Greece
Fax: +30 210 8090205
Email: finance@tms-management.org
Attn: Mr. Dimitrios Glynos
or to such other address as the Borrower, the Existing Guarantor or the New Guarantor may notify the Facility Agent.
10	SUPPLEMENTAL
10.1	Counterparts
This Deed may be executed in any number of counterparts.
10.2	Third party rights
A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.
11	LAW AND JURISDICTION
11.1	Governing law
This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
11.2	Incorporation of the Facility Agreement provisions
The provisions of clauses 47.1 (Jurisdiction) of the Facility Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.
11.3	Process agent
(a)	Each of the Borrower, the Existing Guarantor and the New Guarantor:
(i)	irrevocably appoints Ince Process Agents Limited at its registered office for the time being, presently at Aldgate Tower, 2 Leman Street, London E18QN, England as its agent
9

for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower, the Existing Guarantor or the New Guarantor (on behalf of all the Transaction Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent.

This Deed has been duly executed as a Deed and delivered on the date stated at the beginning of this Deed.
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SCHEDULE 1
PART A
ORIGINAL LENDERS
Name of Lender	Address for Communications
DVB Bank SE, Amsterdam Branch
WTC Schiphol Tower F
6th Floor
Attn: Transaction Management
Schiphol Boulevard 255
1118 BH Schiphol
The Netherlands
Fax: +31 88 399 8159

Email: TLS.TM.Amsterdam@dvbbank.com

with copy to:

DVB Bank SE
3, Moraitini Street &
1, Palea Leof. Posidonos,
Bldg. K4
Delta Paleo Faliro
175 61 Athens

Email: D-Shipping Athens@dvbbank.com

For rate fixing notices:

DVB Bank SE, London Branch
Park House
16-18 Finsbury Circus
London EC2M 7EB
only in relation to loan administration
Email: TLS.LA.LONDON@DVBBANK.COM

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PART B
THE HEDGE COUNTERPARTIES
Name of Hedge Counterparty	Address for Communication
DVB Bank SE acting through its office at Platz der Republik 6, D-60325 Frankfurt/Main, Germany
WTC Schiphol Tower F
6th Floor
Attn: Transaction Management
Schiphol Boulevard 255
1118 BH Schiphol
The Netherlands
Fax: +31 88 399 8159

Email:
TLS.TM.Amsterdam@dvbbank.com

with copy to:

DVB Bank SE
3, Moraitini Street &
1, Palea Leof. Posidonos,
Bldg. K4
Delta Paleo Faliro
175 61 Athens
Email: D-Shipping
Athens@dvbbank.com

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EXECUTION PAGES
BORROWER
SIGNED by Dimitrios Glynos duly authorised attorney-in-fact for and on behalf of ZILLS OWNING COMPANY LIMITED in the presence of:	) ) ) ) ) )	/s/ Dimitrios Glynos

Witness’ signature:	/s/ Ilias Vassilios Tsigos	)
Witness’ name:	Ilias Vassilios Tsigos Attorney-At-Law	) )
Witness’ address:	Watson Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens - Greece	) ) ) ) )

EXISTING GUARANTOR
SIGNED by Dimitrios Glynos duly authorised attorney-in-fact for and on behalf of SEOUL INVESTMENT HOLDINGS INC. in the presence of:	) ) ) ) ) )	/s/ Dimitrios Glynos

Witness’ signature:	/s/ Ilias Vassilios Tsigos	)
Witness’ name:	Ilias Vassilios Tsigos Attorney-At-Law	) )
Witness’ address:	Watson Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens - Greece	) ) ) ) )

NEW GUARANTOR
SIGNED by Dimitrios Glynos duly authorised attorney-in-fact for and on behalf of DRYSHIPS INC. in the presence of:	) ) ) ) ) )	/s/ Dimitrios Glynos

Witness’ signature:	/s/ Ilias Vassilios Tsigos	)
Witness’ name:	Ilias Vassilios Tsigos Attorney-At-Law	) )
Witness’ address:	Watson Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens - Greece	) ) ) ) )
13

ARRANGER
SIGNED by Erica LaCombe duly authorised attorney-in-fact for and on behalf of DVB BANK SE, AMSTERDAM BRANCH in the presence of:	) ) ) ) ) )	/s/ Erica LaCombe

Witness’ signature:	/s/ Ilias Vassilios Tsigos	)
Witness’ name:	Ilias Vassilios Tsigos Attorney-At-Law	) )
Witness’ address:	Watson Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens - Greece	) ) ) ) )

ORIGINAL LENDERS
SIGNED by Erica LaCombe duly authorised attorney-in-fact for and on behalf of DVB BANK SE, AMSTERDAM BRANCH in the presence of:	) ) ) ) ) )	/s/ Erica LaCombe

Witness’ signature:	/s/ Ilias Vassilios Tsigos	)
Witness’ name:	Ilias Vassilios Tsigos Attorney-At-Law	) )
Witness’ address:	Watson Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens - Greece	) ) ) ) )

14

HEDGE COUNTERPARTIES
SIGNED by Erica LaCombe duly authorised attorney-in-fact for and on behalf of DVB BANK SE in the presence of:	) ) ) ) ) )	/s/ Erica LaCombe

Witness’ signature:	/s/ Ilias Vassilios Tsigos	)
Witness’ name:	Ilias Vassilios Tsigos Attorney-At-Law	) )
Witness’ address:	Watson Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens - Greece	) ) ) ) )
15

FACILITY AGENT
SIGNED by Erica LaCombe duly authorised for and on behalf of DVB BANK SE, AMSTERDAM BRANCH in the presence of:	) ) ) ) ) )	/s/ Erica LaCombe

Witness’ signature:	/s/ Ilias Vassilios Tsigos	)
Witness’ name:	Ilias Vassilios Tsigos Attorney-At-Law	) )
Witness’ address:	Watson Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens - Greece	) ) ) ) )

SECURITY AGENT
SIGNED by Erica LaCombe duly authorised attorney-in-fact for and on behalf of DVB BANK SE, AMSTERDAM BRANCH in the presence of:	) ) ) ) ) )	/s/ Erica LaCombe

Witness’ signature:	/s/ Ilias Vassilios Tsigos	)
Witness’ name:	Ilias Vassilios Tsigos Attorney-At-Law	) )
Witness’ address:	Watson Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens - Greece	) ) ) ) )

ACCOUNT BANK
SIGNED by Erica LaCombe duly authorised attorney-in-fact for and on behalf of DVB BANK SE in the presence of:	) ) ) ) ) )	/s/ Erica LaCombe

Witness’ signature:	/s/ Ilias Vassilios Tsigos	)
Witness’ name:	Ilias Vassilios Tsigos Attorney-At-Law	) )
Witness’ address:	Watson Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens - Greece	) ) ) ) )
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COUNTERSIGNED on June 2018 for and on behalf of the below Transaction Obligors, each of which by its execution hereof confirms and acknowledges that it has read and understood the terms and conditions of this Deed, that it agrees in all respects to the same and that the Finance Documents to which it is a party (other than, after the Effective Date, the Existing Shares Security which is released pursuant to Clause 4 (Release) of this Deed, shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Amended and Restated Facility Agreement, the Hedging Agreement and the other Finance Documents (each as amended and supplemented by this Deed.)

Dr. RENATO CEFAI DIRECTOR MARE SERVICES LTD. 5/1 MERCHANTS STREET VALLETTA VLT 1171

/s/ Dr. Renato Cefai
MARE SERVICES LIMITED, Sole Director for and behalf of ZILLS SHAREHOLDERS INC. in its capacity as Existing Shareholder

Dr. RENATO CEFAI DIRECTOR MARE SERVICES LTD. 5/1 MERCHANTS STREET VALLETTA VLT 1171

/s/ Dr. Renato Cefai
MARE SERVICES LIMITED, Sole Director for and behalf of TMS TANKERS LTD. in its capacity as Approved Manager

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APPENDIX
FORM OF AMENDED AND RESTATED FACILITY AGREEMENT MARKED TO INDICATE AMENDMENTS
Amendments are indicated as follows:
•	additions are indicated by underlined text; and
•	deletions are shown by the relevant text being struck out.
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US$35,000,000
FACILITY AGREEMENT
Dated 1 September 2017
as amended and restated on 8 June 2018
for
ZILLS OWNING COMPANY LIMITED
as Borrower
guaranteed by
~~SEOUL INVESTMENT HOLDINGS~~DRYSHIPS INC.
as Guarantor
arranged by
DVB BANK SE, AMSTERDAM BRANCH
as Arranger
with
DVB BANK SE, AMSTERDAM BRANCH
acting as Facility Agent
and
DVB BANK SE, AMSTERDAM BRANCH
acting as Security Agent
and
DVB BANK SE
acting as Account Bank
relating to the financing of ~~hull no 1352 (tbn~~ m.v. “MARFA” (ex hull no. 1352)
W A T S O N F A R L E Y & W I L L I A M S	W A T S O N F A R L E Y & W I L L I A M S

Index
Clause		Page

Section 1	Interpretation	2
1	Definitions and Interpretation	2
Section 2	The Facility	~~23~~26
2	The Facility	~~23~~26
3	Purpose	~~23~~26
4	Conditions of Drawdown	~~23~~27
Section 3	Drawdown	~~25~~29
5	Drawdown	~~25~~29
Section 4	Repayment, Prepayment and Cancellation	~~27~~31
6	Repayment	~~27~~31
7	Prepayment and Cancellation	~~27~~32
Section 5	Costs of Drawdown	~~3~~34
8	Interest	~~3~~34
9	Interest Periods	~~31~~37
10	Changes to the Calculation of Interest	~~32~~38
11	Fees	~~34~~4
Section 6	Additional Payment Obligations	~~35~~42
12	Tax Gross Up and Indemnities	~~35~~42
13	Increased Costs	~~39~~47
14	Other Indemnities	~~41~~48
15	Costs and Expenses	~~43~~51
Section 7	Guarantee	~~45~~53
16	Guarantee and Indemnity	~~45~~53
Section 8	Representations, Undertakings and Events of Default	~~48~~57
17	Representations	~~48~~57
18	Information Undertakings	~~54~~64
19	Financial Covenants	~~58~~68
20	General Undertakings	~~60~~71
21	Insurance Undertakings	~~66~~78
22	MOA Undertakings	~~71~~84
23	Post-Delivery Vessel Undertakings	~~72~~84
24	Security Cover	~~76~~89
25	Accounts ~~and~~, Application of Earnings ~~78~~and Hedge Receipts	91
26	Events of Default	~~80~~93
Section 9	Changes to Parties	~~85~~100
27	Changes to the Lenders	~~85~~100
28	Changes to the Transaction Obligors	~~89~~105
Section 10	The Finance Parties	~~91~~106
29	The Facility Agent, the Arranger and the Reference Banks	~~91~~106
30	The Security Agent	~~101~~117
31	Conduct of Business by the Finance Parties	~~115~~132
32	Sharing among the Finance Parties	~~115~~133
Section 11	Administration	~~117~~135
33	Payment Mechanics	~~117~~135
34	Set-Off	~~120~~138
35	Bail-in	~~120~~139
36	Notices	~~120~~139

37	Calculations and Certificates	~~122~~141
38	Partial Invalidity	~~122~~141
39	Remedies and Waivers	~~123~~142
40	Settlement or Discharge Conditional	~~123~~142
41	Irrevocable Payment	~~123~~142
42	Amendments and Waivers	~~123~~142
43	Confidential Information	~~125~~144
44	Confidentiality of Funding Rates and Reference Bank Quotations	~~129~~148
45	Counterparts	~~130~~150
Section 12	Governing Law and Enforcement	~~131~~151
46	Governing Law	~~131~~151
47	Enforcement	~~131~~151

Schedules
Schedule 1 The Parties	~~132~~152
Part A The Obligors	~~132~~152
Part B The Original Lenders	~~133~~153
Part C The Servicing Parties	~~134~~155
Schedule 2 Conditions Precedent	~~136~~158
Part A Conditions precedent to Drawdown Request	~~136~~158
Part B Conditions Precedent to Prepositioning of Funds	~~138~~160
Part C Conditions Precedent to Disbursement	~~140~~162
Schedule 3 Requests	~~141~~163
Part A Drawdown Request	~~141~~163
Part B Selection Notice	~~143~~165
Schedule 4 Form of Transfer Certificate	~~141~~166
Schedule 5 Form of Assignment Agreement	~~147~~169
Schedule 6 Form of Compliance Certificate	~~149~~171
Schedule 7 Timetables	~~151~~174

Execution
Execution Pages	~~152~~175

THIS AGREEMENT ~~is~~ was made on 1 September 2017 and is amended and restated by a Deed of Accession, Amendment and Restatement dated 8 June 2018
PARTIES
(1)
ZILLS OWNING COMPANY LIMITED, a corporation incorporated in the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as borrower (the “Borrower”)

(2)
~~SEOUL INVESTMENT HOLDINGS~~ DRYSHIPS INC., a corporation incorporated in the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as guarantor (the “Guarantor”)

(3)	DVB BANK SE, AMSTERDAM BRANCH, as arranger (the “Arranger”)
(4)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the “Original Lenders”)
(5)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as hedge counterparties (the “Hedge Counterparties”)
(6)	~~(5)~~NDVB BANK SE, AMSTERDAM BRANCH, as agent of the other Finance Parties (the “Facility Agent”)
(7)	~~(6)~~DVB BANK SE, AMSTERDAM BRANCH, as security agent for the Creditor Parties (the “Security Agent”)
(8)	~~(7)~~DVB BANK SE, acting through its office at Platz der Republik 6, 60325, Frankfurt/Main, Germany as account bank (the “Account Bank”)
OPERATIVE PROVISIONS

SECTION 1
INTERPRETATION
1	DEFINITIONS AND INTERPRETATION
1.1	Definitions
In this Agreement:
“Accounts” means:
(a)	the Earnings Account; and
(b)
with the express written consent of the Facility Agent, any other accounts opened by the Borrower with the Account Bank, the Facility Agent or the Security Agent for the purposes of the Finance Documents.

“Account Security” means ~~a document creating Security over any Account in agreed form~~, together, the First Priority Account Security and the Second Priority Account Security.
“Advance” means the borrowing of the Facility under this Agreement.
“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
“Approved Broker” means any firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Lenders.
“Approved Classification” means, as at the date of this Agreement, I, +HULL, +MACH, Oil tanker, CSR, CPS(WBT), ESP, Unrestricted navigation, ACCESS, CPS(COT), +AUT-UMS, MON-SHAFT, BWT, CLEANSHIP, GREEN PASSPORT, PROTECTED FO TANK, +ALP, ERS-S, INWATERSURVEY, SPM, VCS-TRANSFER with the Approved Classification Society or the equivalent classification with another Approved Classification Society.
“Approved Classification Society” means, as at the date of this Agreement, Bureau Veritas or any other classification society approved in writing by the Facility Agent acting with the authorisation of the Lenders.
“Approved Commercial Manager” means, as at the date of this Agreement, TMS Tankers Ltd., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 or any management company in the same beneficial ownership as TMS Tankers Ltd. or any other person approved in writing by the Facility Agent, acting with the authorisation of the Lenders as the commercial manager of the Vessel.
“Approved Flag” means Malta or any other flag acceptable to Facility Agent acting on the authorisation of the Lenders.
“Approved Manager” means the Approved Commercial Manager and/or the Approved Technical Manager.

“Approved Technical Manager” means, as at the date of this Agreement, TMS Tankers Ltd., a corporation incorporated in the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 or any management company in the same beneficial ownership as TMS Tankers Ltd. or any other person approved in writing by the Facility Agent, acting with the authorisation of the Lenders as the technical manager of the Vessel.
“Approved Valuer” means any one of Arrow Valuations Ltd., Compass Maritime Services, Fearnleys Shipping AS, Maritime Strategies International Ltd., VesselsValue.com, Braemar ACM Shipbroking, ~~Galbraiths~~Galbraiths Limited Shipbrokers, Clarksons Platou, Simpson Spence & Young Shipbrokers Ltd., Howe Robinson and Lorentzen & ~~Stemoco~~Stemoco AS (or any Affiliate of such person through which valuations are commonly issued) and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Facility Agent, acting with the authorisation of the Lenders.
“Assignable Charter” means, any Charter in respect of the Vessel having a duration of 12 months or more (or capable of exceeding, by virtue of any optional extensions or renewals, a duration of 12 months) on terms approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders.
“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.
“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.
“Availability Period” means the period from and including the date of this Agreement to and including the earlier of (i) the Delivery Date and (ii) 31 December 2017.
“Available Commitment” means a Lender’s Commitment minus:
(a)	the amount of its participation in the outstanding Loan; and
(b)	in relation to the proposed Drawdown, the amount of its participation in the Advance that is due to be made on or before the proposed Drawdown Date.
“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means:
(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Borrower’s Minimum Liquidity Amount” has the meaning given to it in Clause 19.1 (Borrower’s minimum liquidity).
“Break Costs” means the amount (if any) by which:
(a)
(i)
the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period exceeds
(ii)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period, or

(b)
where a Lender is providing a fixed interest rate under Clause 8.3 (Fixed rate of interest) and only for the period for which the fixed rate of interest shall apply, any claim, expense, liability or loss incurred by a Lender in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure in connection with the Lender providing a fixed interest rate under Clause 8.3 (Fixed rate of interest) or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the claim, expense, liability or loss incurred by it in terminating, or otherwise in connection with, a number of transactions for which this Agreement is one.

(c)
“Builder” means Shanghai Waigaoqiao Shipbuilding Co., Ltd., a company incorporated in the People’s Republic of China whose registered office is No. 3001, Zhouhai Rd, Pudong New District, 200137, Shanghai, the People’s Republic of China.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam or Athens and:
(a)	(in relation to funding of the Loan only) Frankfurt;
(b)	(in relation only to any date for payment or purchase of dollars) New York; and
(c)	(in relation only to any date for the fixing of an interest rate using LIBOR) London.
“Charter” means any charter relating to the Vessel, or other contract for its employment, whether or not already in existence.
“Charterer” means any person approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders, who, as charterer, is a party to a Charter.

“Charter Guarantee” means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.
“Charterparty Assignment” means, in relation to any Assignable Charter, the assignment creating Security over the rights of the Borrower under that Assignable Charter and any Charter Guarantee relative thereto in agreed form.
~~“Closing Date.” Means the date on which this Agreement is executed by all the parties.~~
Code” means the US Internal Revenue Code of 1986.
“Commercial Management Agreement” means the agreement entered into between the Borrower and the Approved Commercial Manager regarding the commercial management of the Vessel.
“Commitment” means:
(a)
in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
“Compliance Certificate” means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or in any other form agreed between the Guarantor, the Borrower and the Facility Agent.
“Confidential Information” means all information relating to any Transaction Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:
(a)	any member of the Group or any of its advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes
(i)	information that:
(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 43 (Confidential Information); or
(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.
“Confidentiality Undertaking” means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrower and the Facility Agent.
“Corresponding Debt” means any amount, other than any Parallel Debt, which an Obligor owes to a Creditor Party under or in connection with the Finance Documents.
“Creditor Party” means each Finance Party from time to time party to this Agreement, a Receiver or any Delegate.
“Deed of Accession, Amendment and Restatement” means a deed of accession, amendment and restatement dated 8 June 2018 and made between, amongst others (i) the Borrower, (ii) the Guarantor, (iii) the Arranger, (iv) the Original Lenders, (v) the Facility Agent, (vi) the Security Agent, (vii) the Account Bank and (viii) the Hedge Counterparties setting out the terms pursuant to which this Agreement has been amended and restated:
“Deed of Covenant” means the deed of covenant collateral to the Mortgage in agreed form.
“Default” means an Event of Default or a Potential Event of Default.
“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.
“Delivery Date” means the date on which the Vessel ~~is~~ was delivered by the Builder to the Borrower pursuant to the MOA.
~~“Disclosed Persons” means a person or persons disclosed to the Facility Agent in writing on or prior to the date of this Agreement.~~
“Disruption Event” means either or both of:
(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Transaction Obligor; or

(b)
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Transaction Obligor preventing that, or any other, Party or, if applicable, any Transaction Obligor:

(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties or, if applicable, any Transaction Obligor in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Transaction Obligor whose operations are disrupted.
“Document of Compliance” has the meaning given to it in the ISM Code.
“dollars” and “$” mean the lawful currency, for the time being, of the United States of America.
“Drawdown” means the drawdown of the Facility.
“Drawdown Date” means the date of the drawdown, being the date on which the Advance ~~is to be~~ was made.
“Drawdown Request” means a notice substantially in the form set out in Part A of Schedule 3 (Requests).
“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or the Security Agent and which arise out of or in connection with or relate to the use or operation of the Vessel, including (but not limited to):
(a)	the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled or shared with any other person:
(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;
(ii)	the proceeds of the exercise of any lien on sub-freights;
(iii)	compensation payable to the Borrower or the Security Agent in the event of requisition of the Vessel for hire or use;
(iv)	remuneration for salvage and towage services;
(v)	demurrage and detention moneys;
(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel;
(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire;
(viii)	all monies which are at any time payable to the Borrower in relation to general average contribution; and
(b)
if and whenever the Vessel is employed on terms whereby any moneys falling within sub-paragraphs (i) to (vii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel.

~~“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.~~
“Earnings Account” means an account in the name of the Borrower with the Account Bank with account number 2910064611.
“‘EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“Environmental Approval” means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.
“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.
“Environmental Incident” means:
(a)
any release, emission, spill or discharge into the Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from the Vessel; or

(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or any Transaction Obligor and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from the Vessel and in connection with which the Vessel is actually or potentially liable to be arrested and/or where any Transaction Obligor and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.
“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).
“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).
“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.
“FATCA” means:
(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:
(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;
(b)
in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.
“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.
“Finance Document” means:
(a)	this Agreement;

(b)	the Drawdown Request;
(c)	any Security Document;
(d)	any Hedging Agreement;
(e)	~~(d)~~any Subordination Deed;
(f)	~~(e)~~any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or
(g)	~~(f)~~any other document designated as such by the Facility Agent and the Borrower.
“Finance Party” means the Facility Agent, the Security Agent, the Arranger, the Account Bank ~~or~~, a Lender or a Hedge Counterparty.
“Financial Indebtedness” means any indebtedness for or in relation to:
(a)	moneys borrowed;
(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)
the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (f) above.
“First Priority Account Security” means a document creating first priority Security over any Account in agreed form.

“Fleet Vessel” has the meaning given in Clause 19.2 (Guarantor’s financial covenants).
“Funding Rate” means any individual rate notified by a Lender to the Facility Agent pursuant to sub-paragraph (ii) of paragraph (a) of Clause 10.4 (Cost of funds).
“GAAP” means generally accepted accounting principles in the US including IFRS.
“General Assignment” means the general assignment creating Security over the Vessel’s Earnings, its Insurances and any Requisition Compensation in agreed form.
“Group” means the Guarantor and its Subsidiaries for the time being (including, but not limited to, the Borrower and the Shareholder) and “member of the Group” shall be construed accordingly.
“Guarantee” means the guarantee of the Guarantor contained in this Agreement.
“Hedge Receipts” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or the Security Agent by a Hedge Counter party under a Hedging Agreement.
“Hedging Agreement” means any master agreement, confirmation, transaction, schedule or other agreement in agreed form entered into or to be entered into by the Borrower for the purpose of hedging interest payable under this Agreement.
“Hedging Agreement Security” means a hedging agreement security creating Security over the Borrower’s rights and interests in an Hedging Agreement in agreed form.
“Hedging Close Out Liabilities” means as at any relevant date the amount certified by any Hedge Counterparty to the Facility Agent as the net aggregate amount in dollars which would be payable by the Borrower under a Hedging Agreement at the relevant determination date as a result of termination or closing out under that Hedging Agreement.
“Hedging Prepayment Proceeds” means any Hedge Receipts arising as a result of termination or closing out under a Hedging Agreement.
“Holding Company” means, in relation to a person, any other person in relation to which it is a Subsidiary.
“IAPPC” means a valid international air pollution prevention certificate issued under MARPOL Annex VI;
“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
“Indemnified Person” has the meaning given to it in Clause 14.2 (Other indemnities).
“Initial Market Value” means the Market Value of the Vessel determined in accordance with the valuations provided pursuant to paragraph 4.3 of Schedule 2, Part B.
“Insurances” means, in relation to the Vessel:
(a)	all policies and contracts of insurance, including entries of the Vessel in any protection and indemnity or war risks association, effected in relation to the Vessel, the Earnings or otherwise in relation to the Vessel whether before, on or after the date of this Agreement; and
(b)
all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

“Interest Payment Date” has the meaning given to it in paragraph (a) of Clause 8.2 (Payment of interest).
“Interest Period” means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 8.3 (Fixed rate of interest), Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.4 (Default interest).
“Interpolated Screen Rate” means, in relation to the Loan or any part of the Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:
(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan or that part of the Loan; and
(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan or that part of the Loan, each as of the Specified Time for dollars.
“ISDA Master Agreement” means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.
“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.
“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.
“ISSC” means an International Ship Security Certificate issued under the ISPS Code.
“Lender” means:
(a)	any Original Lender; and
(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with this Agreement.
“LIBOR” means, in relation to the Loan or any part of the Loan:

(a)	the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or
(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.
“LMA” means the Loan Market Association.
“Loan” means the loan ~~to be~~ made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility and a “part of the Loan” means the Advance or any other part of the Loan as the context may require.
“Major Casualty” means any casualty to the Vessel in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.
“Majority Lenders” means:
(a)	if no Advance has yet been made, a Lender or Lenders whose Commitments aggregate more than 66% per cent. of the Total Commitments; or
(b)
at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66% per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66% per cent. of the Loan immediately before such repayment.

“Management Agreement” means the Technical Management Agreement or the Commercial Management Agreement.
“Manager’s Undertaking” means the letter of undertaking from the Approved Technical Manager and the letter of undertaking from the Approved Commercial Manager subordinating the rights of the Approved Technical Manager and the Approved Commercial Manager respectively against the Vessel and the Borrower to the rights of the Finance Parties and assigning the rights and interests of the Approved Technical Manager and the Approved Commercial Manager in the Insurances to the Finance Parties in agreed form.
“Margin” means 2.50 per cent. per annum.
“Market Value” means, in relation to the Vessel or any other vessel, at any date, the market value of the Vessel or vessel determined in accordance with Clause 24.7 (Provision of valuations) and prepared:
(a)	unless otherwise specified, as at a date not more than 14 days previously;
(b)	by an Approved Valuer or Approved Valuers;
(c)	without physical inspection of the Vessel or vessel; and
(d)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any Charter,

after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.
“Material Adverse Effect” means in the reasonable opinion of the Majority Lenders a material adverse effect on:
(a)	the business, operations, property, condition (financial or otherwise) or prospects of any member of the Group or the Group as a whole; or
(b)	the ability of any Transaction Obligor to perform its obligations under any Finance Document; or
(c)
the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Maturity Date” means ~~the earlier of (i) the date falling on the sixth anniversary of the Delivery Date and (ii) 31 December~~ 22 September 2023.
“MOA” means the memorandum of agreement ~~made or to be~~ dated 12 September 2017 and made between (i) the Borrower as buyer and (ii) the Seller as seller for the purchase of the Vessel on terms acceptable to the Lenders.
“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
“Mortgage” means the first priority Maltese ship mortgage on the Vessel in agreed form, as amended and supplemented by the Mortgage Amendment.
“Mortgage Amendment” means an amendment to the Mortgage in agreed form.
“Obligor” means the Borrower or the Guarantor.
“Original Financial Statements” means:
(a)	in relation to the Guarantor the audited consolidated financial statements of the Group for its financial year ended 31 December ~~2016~~2017; and

(b)	in relation to the Borrower its unaudited financial statements for its financial year ended 31 December 2016.
“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.
“Overseas Regulations” means the Overseas Companies Regulations 2009 (SI 2009/1801).
“Parallel Debt” means any amount which an Obligor owes to the Security Agent under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that clause as incorporated by reference or in full in any other Finance Document.
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Party” means a party to this Agreement.
“Permitted Charter” means a Charter:
(a)	which is a time, voyage or consecutive voyage charter;
(b)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 12 months plus a redelivery allowance of not more than 30 days;
(c)	which is entered into on bona fide arm’s length terms at the time at which the Vessel is fixed; and
(d)	in relation to which not more than two months’ hire is payable in advance, and any other Charter which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.
“Permitted Financial Indebtedness” means:
(a)	any Financial Indebtedness incurred under the Finance Documents;
(b)
any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to the Subordination Deed or otherwise and which is, in the case of any such Financial Indebtedness of the Borrower, the subject of Subordinated Debt Security.

“Permitted Security” means:
(a)	Security created by the Finance Documents;
(b)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;
(c)	liens for unpaid master’s and crew’s wages in accordance with first class ship ownership and management practice;

(d)	liens for salvage;
(e)	liens for master’s disbursements incurred in the ordinary course of trading; and
(f)
any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel and not as a result of any default or omission by the Borrower and subject, in the case of liens for repair or maintenance, to Clause 23.17 (Restrictions on chartering, appointment of managers etc.).

“Permitted Ultimate Beneficial Ownership Change” means the Ultimate Beneficial Owner becoming the ultimate legal, direct or indirect, beneficial owner of the total issued share capital of the Borrower by way of transfer of all the shares of the Borrower to an entity which is wholly beneficially owned by the Ultimate Beneficial Owner and approved by all the Lenders in their sole discretion, subject to paragraph (f) of Clause 26.10 (Ownership of the Obligors and the Shareholder).
“Potential Event of Default” means any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
“Pre-positioning Bank” means the bank referred to in paragraph (a) of Cause 5.6 (Prepositioning of funds).
“Prohibited Person” means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.
“Protected Party” has the meaning given to it in Clause 12.1 (Definitions).
“Protocol of Delivery and Acceptance” means the protocol of delivery and acceptance executed ~~or to be executed~~ between the Borrower and the Seller in relation to the Vessel pursuant to the MOA.
“Purchase Price” means the total price of $57,000,000, being the total amount of the yard instalments previously paid to the Seller ($11,312,000) plus the balance of the contract price ($45,688,000)~~;~~ payable for the Vessel under clause 1 of the MOA.
“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).
“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.
“Reference Bank Quotation” means any quotation supplied to the Facility Agent by a Reference Bank.
“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:

(a)	if:
(i)	the Reference Bank is a contributor to the Screen Rate; and
(ii)	it consists of a single figure,
as the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; or
(b)	in any other case, as the rate at which the relevant Reference Bank could fund itself in dollars for the relevant period with reference to the unsecured wholesale funding market.
“Reference Banks” means the principal London offices of any three banks from the ICE LIBOR panel or such other entities as may be appointed by the Facility Agent in consultation with the Borrower.
“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
“Relevant Interbank Market” means the ~~European~~ London interbank market.
“Relevant Jurisdiction” means, in relation to a Transaction Obligor:
(a)	its Original Jurisdiction;
(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;
(c)	any jurisdiction where it conducts its business; and
(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.
“Repayment Date” means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).
“Repayment Instalment” has the meaning given to it in Clause 6.1 (Repayment of Loan).
“Repeating Representation” means each of the representations set out in Clause 17 (Representations) except Clause 17.10 (Insolvency), Clause 17.11 (No filing or stamp taxes), Clause 17.12 (Deduction of Tax) and Clause 17.17 (No proceedings pending or threatened) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a “Repeating Representation” or is otherwise expressed to be repeated.
“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
“Requisition” means:

(a)
any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of the Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of the Vessel (including any hijacking or theft) by any person whatsoever.
“Requisition Compensation” includes all compensation or other moneys payable to the Borrower by reason of any Requisition or any arrest or detention of the Vessel in the exercise or purported exercise of any lien or claim.
“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“Safety Management Certificate” has the meaning given to it in the ISM Code.
“Safety Management System” has the meaning given to it in the ISM Code.
“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):
(a)	imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or the United States of America; or
(b)	otherwise imposed by any law or regulation.
“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters.  If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“Second Priority Account Security” means a document creating second priority Security over the Earnings Account in agreed form.
“Secured Liabilities” means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Creditor Party under or in connection with each Finance Document.
“Security” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.
“Security Assets” means all of the assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Security Document” means:
(a)	any Shares Security;
(b)	any Mortgage;
(c)	any Deed of Covenant;
(d)	any General Assignment;
(e)	any Account Security;
(f)	any Charterparty Assignment;
(g)	any Hedging Agreement Security:
(h)	~~(g)~~any Manager’s Undertaking;
(i)	~~(h)~~any Subordinated Debt Security;
(j)	~~(i)~~any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or
(k)	~~(j)~~any other document designated as such by the Facility Agent and the Borrower.
“Security Period” means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.
“Security Property” means:
(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Creditor Parties and all proceeds of that Transaction Security;
(b)
all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Creditor Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Creditor Parties;

(c)	the Security Agent’s interest in any turnover trust created under the Finance Documents;
(d)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Creditor Parties, except:
(i)	rights intended for the sole benefit of the Security Agent; and

(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.
“Selection Notice” means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).
~~“Shareholder” means Zills Shareholders Inc., a corporation incorporated in the Marshall Islands whose registered address is at Trust Company Comples, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.~~
“Servicing Party” means the Facility Agent or the Security Agent.
“Seller” means, together, the Builder and China Shipbuilding Trading Company, Limited, a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at Fangyuan Mansion, 56(Yi) Zhongguancun Nan Da Jie, Beijing 100044, the People’s Republic of China.
“Shareholder” means Oil Tankers Investments Inc., a corporation incorporated in the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.
“Shares Security” means a document creating Security over the share capital in the Borrower in agreed form.
“Specified Time” means a day or time determined in accordance with Schedule 7 (Timetables).
“Subordinated Creditor” means:
(a)	a Transaction Obligor; or
(b)	any other person who becomes a Subordinated Creditor in accordance with this Agreement.
“Subordinated Debt Security” means a Security over Subordinated Liabilities entered into or to be entered into by a Subordinated Creditor in favour of the Security Agent in an agreed form.
“Subordinated Finance Document” means:
(a)	a Subordinated Loan Agreement; and
(b)	any other document relating to or evidencing Subordinated Liabilities.
“Subordinated Liabilities” means all indebtedness owed or expressed to be owed by the Borrower to a Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.
“Subordinated Loan Agreement” means any loan agreement made or to be made between (i) the Borrower and (ii) a Subordinated Creditor.
“Subordination Deed” means a subordination deed entered into or to be entered into by each Subordinated Creditor and the Security Agent in agreed form.

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
“Tax Credit” has the meaning given to it in Clause 12.1 (Definitions).
“Tax Deduction” has the meaning given to it in Clause 12.1 (Definitions).
“Tax Payment” has the meaning given to it in Clause 12.1 (Definitions).
“Technical Management Agreement” means the agreement entered into between the Borrower and the Approved Technical Manager regarding the technical management of the Vessel.
“Third Parties Act” has the meaning given to it in Clause 1.5 (Third party rights).
“Total Commitments” means the aggregate of the Commitments, being $35,000,000 at the date of this Agreement, all of which has been drawn down on the Drawdown Date.
“Total Loss” means:
(a)	actual, constructive, compromised, agreed or arranged total loss of the Vessel; or
(b)	any Requisition of the Vessel unless the Vessel is returned to the full control of the Borrower within 30 days of such Requisition.
“Total Loss Date” means, in relation to the Total Loss of the Vessel:
(a)	in the case of an actual loss of the Vessel, the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of;
(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Vessel, the earlier of:
(i)	the date on which a notice of abandonment is given to the insurers; and
(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Vessel’s insurers in which the insurers agree to treat the Vessel as a total loss; and
(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.
“Transaction Document” means:
(a)	a Finance Document;
(b)	a Subordinated Finance Document;
(c)	the MOA;

(d)	any Charter; or
(e)	any other document designated as such by the Facility Agent and the Borrower.
“Transaction Obligor” means an Obligor, the Shareholder, any Approved Manager or any other member of the Group who executes a Transaction Document.
“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.
“Transfer Certificate” means a certificate in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.
“Transfer Date” means, in relation to an assignment or a transfer, the later of:
(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.
“UK Establishment” means a UK establishment as defined in the Overseas Regulations.
“Ultimate Beneficial Owner” means Mr. George Economou, a citizen of Greece residing, as at the date of this Agreement, at 38 Boulevard du Jardin Exotique, 98000 Monaco, and/or any of his linear descendants;
“Unpaid Sum” means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.
“US” means the United States of America.
“US Tax Obligor” means:
(a)	a person which is resident for tax purposes in the US; or
(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.
“VAT” means:
(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“VAT Group” means two or more companies or limited liability partnerships which register as a single taxable entity for VAT purposes.
“Vessel” means the 158,000 deadweight metric tons crude tanker type of vessel, having Builder’s hull number 1352, which ~~is to be~~ was purchased by the Borrower under the MOA and

~~which, on delivery, is to be~~ is registered in the ownership of the Borrower with IMO No. 9773478 under the Approved Flag with the name “MARFA”.
“Write-down and Conversion Powers” means:
(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule-; and

(b)	in relation to any other applicable Bail-In Legislation:
(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.
1.2	Construction
(a)	Unless a contrary indication appears, a reference in this Agreement to:
(i)
the “Account Bank”, the “Arranger”, the “Facility Agent”, any “Finance Party”, any “Lender”, any “Hedge Counterparty”, any “Obligor”, any “Party”, any “Creditor Party”, the “Security Agent”, any “Transaction Obligor” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;
(iii)	a liability which is “contingent” means a liability which is not certain to arise and/or the amount of which remains unascertained;
(iv)	“document” includes a deed and also a letter, fax or telex;
(v)	“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;
(vi)
a “Finance Document”, a “Security Document” or “Transaction Document” or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended ~~or,~~ novated, supplemented, extended or restated;

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)
“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(ix)	“proceedings” means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;
(x)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality);

(xi)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted;
(xiii)	a time of day is a reference to ~~Central European Time~~Amsterdam time;
(xiv)
any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xv)	words denoting the singular number shall include the plural and vice versa; and
(xvi)	“including” and “in particular” (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.
(b)
The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.
(d)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Potential Event of Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.
1.3	Construction of insurance terms
In this Agreement:
“approved” means, for the purposes of Clause 21 (Insurance Undertakings), approved in writing by the Facility Agent;

“excess risks” means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Vessel in consequence of its insured value being less than the value at which the Vessel is assessed for the purpose of such claims;
“obligatory insurances” means all insurances effected, or which the Borrower is obliged to effect, under Clause 21 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document;
“policy” includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;
“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83)(1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; and
“war risks” includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).
1.4	Agreed forms of Finance Documents
References in Clause 1.1 (Definitions) to any Finance Document being in “agreed form” are to that Finance Document:
(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Facility Agent); or
(b)
in any other form agreed in writing between the Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 42.2 (All Lender matters) applies, all the Lenders.

1.5	Third party rights
(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)
Subject to Clause 42.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)
Any Receiver, Delegate, Affiliate or any other person described in paragraph (d) of Clause 14.2 (Other indemnities), paragraph (b) of Clause 29.11 (Exclusion of liability), Clause 29.21 (Role of Reference Banks), Clause 29.22 (Third Party Reference Banks) or paragraph (b) of Clause 30.11 (Exclusion of liability) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2
THE FACILITY
2	THE FACILITY
2.1	The Facility
Subject to the terms of this Agreement, the Lenders agree to make available to the Borrower a dollar term loan facility in an aggregate amount not exceeding the Total Commitments.  The amount of $35,000,000 has been drawn down on the Drawdown Date, of which an amount of $33,833,333.34 is outstanding by way of principal as at the date of the Deed of Accession, Amendment and Restatement.
2.2	Finance Parties’ rights and obligations
(a)
The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Transaction Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below.  The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by a Transaction Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Transaction Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
3	PURPOSE
3.1	Purpose
The Borrower shall apply all amounts borrowed by it under the Facility only for the purpose of financing the Vessel in an aggregate principal amount not exceeding the lower of:
(a)	65 per cent. of the Initial Market Value of the Vessel; and
(b)	$35,000,000.
3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF DRAWDOWN
4.1	Conditions precedent to delivery of a Drawdown Request
The Borrower may not deliver a Drawdown Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.
4.2	Conditions precedent to prepositioning of funds
The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if:
(a)	on the date of the Drawdown Request and on the proposed Drawdown Date and before the Advance is made available:
(i)	no Default is continuing or would result from the proposed Advance; and
(ii)	the Repeating Representations to be made by each Transaction Obligor are true;
(b)
on the Drawdown Date, the Facility Agent has received, or is satisfied that it will receive when the Advance is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of all the Lenders).

4.3	Conditions precedent to release of the Advance
The Facility Agent shall only be obliged to release the Advance to the Seller on the Delivery Date if:
(a)	on the Delivery Date and before the Advance is released:
(i)	no Default is continuing or would result from the proposed release; and
(ii)	the Repeating Representations to be made by each Transaction Obligor are true;
(b)
on the Delivery Date, the Facility Agent has received, or is satisfied that it will receive when the Vessel is delivered to the Borrower under the MOA, all of the documents and other evidence listed in Part C of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of all the Lenders).

4.4	Notification of satisfaction of conditions precedent
(a)
The Facility Agent shall notify the Borrower and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent and subsequent referred to in Clause 4.1 (Conditions precedent to delivery of a Drawdown Request), Clause 4.2 (Conditions precedent to prepositioning of funds) and Clause 4.3 (Conditions precedent to release of the Advance).

(b)
Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification.  The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.5	Waiver of conditions precedent
If the Lenders, at their discretion, permit the Advance to be prepositioned or released before any of the conditions precedent referred to in Clause 4 (Conditions of Drawdown), Clause 4.2 (Conditions precedent to prepositioning of funds) or Clause 4.3 (Conditions precedent to release of the Advance) has been satisfied, the Borrower shall ensure that that condition is satisfied within five Business Days after the Drawdown Date or Delivery Date (as applicable) or such later date as the Facility Agent, acting with the authorisation of the Lenders, may agree in writing with the Borrower.

SECTION 3
DRAWDOWN
5	DRAWDOWN
5.1	Delivery of a Drawdown Request
The Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Drawdown Request not later than the Specified Time.  The Parties acknowledge that the Facility has been utilised on the Drawdown Date.
5.2	Completion of a Drawdown Request
(a)	The Drawdown Request is irrevocable and will not be regarded as having been duly completed unless:
(i)	the proposed Drawdown Date is a Business Day within the Availability Period;
(ii)	the currency and amount of the Drawdown comply with Clause 5.3 (Currency and amount); and
(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods).
(b)	Only one Drawdown Request may be delivered.
5.3	Currency and amount
(a)	The currency specified in a Drawdown Request must be dollars.
(b)	The amount of the proposed Advance must be an amount which is not more than the Total Commitments.
(c)
The amount of the proposed Advance must be an amount which would not oblige the Borrower to provide additional security or prepay part of the Advance if the ratio set out in Clause 24 (Security Cover) were applied and notice was given by the Facility Agent under Clause 24.1 (Minimum required security cover) immediately after the Advance was made.

5.4	Lenders’ participation
(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Advance available by the Drawdown Date through its Facility Office.
(b)	The amount of each Lender’s participation in the Advance will be equal to the proportion borne by its Commitment to the Total Commitments immediately before making the Advance.
(c)	The Facility Agent shall notify each Lender of the amount of the Advance and the amount of its participation in the Advance by the Specified Time.
5.5	Cancellation of Commitments
The Commitments which are unutilised at the end of the Availability Period shall then be cancelled.

5.6	Prepositioning of funds
The Facility Agent shall, on the Drawdown Date, preposition the amounts which the Facility Agent receives from the Lenders in respect of the Advance by making payment of such amounts:
(a)	to such account of the Seller and with such bank (the “Prepositioning Bank”) as provided in the MOA and as specified in the Drawdown Request;
(b)	in like funds as the Facility Agent received from the Lenders in respect of the Advance; and
(c)	on terms that:
(i)
such amounts shall be held to the order of the Facility Agent by the Prepositioning Bank as provided in the MOA until such time as the Facility Agent releases such amounts to the Seller in accordance with Clause 5.7 (Disbursement of Advance) by countersigning the Protocol of Delivery and Acceptance;

(ii)
such prepositioning shall constitute the making of the Advance and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender’s participation in the Advance;

(iii)	the date on which the Advance is prepositioned shall constitute the Drawdown Date.
5.7	Disbursement of Advance
The Facility Agent shall, on the Delivery Date, instruct the Prepositioning Bank to release the amount of the Advance to the Seller by countersigning the Protocol of Delivery and Acceptance subject to the provisions of Clause 4.3 (Conditions precedent to release of the Advance) and Clause 4.4 (Notification of satisfaction of conditions precedent).

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION
6	REPAYMENT
6.1	Repayment of Loan
(a)	~~The~~ Save as otherwise repaid or prepaid prior to the date of the Deed of Accession, Amendment and Restatement, the Borrower shall repay the Loan by:
(i)
~~24~~ 22 equal consecutive quarterly instalments, each in an amount of $583,333.33 (each an “Instalment”), the first of which shall be repaid on ~~the date falling three Months after the Drawdown Date~~22 June 2018, each subsequent Instalment shall be repaid at three-monthly intervals thereafter and the last Instalment shall be repaid on the Maturity Date; and

(ii)	a balloon instalment of $21,000,000.08 (“Balloon Instalment”) shall be repaid on the Maturity Date together with the last Instalment.
(b)	each of the Instalments referred to in paragraph (a)(i) above and the Balloon Instalment shall be a “Repayment Instalment”.
6.2	Effect of cancellation and prepayment on scheduled repayments
(a)
If the Available Commitment of any Lender is cancelled under Clause 7.1 (Illegality) then the Repayment Instalments falling after that cancellation will reduce pro rata by the amount of the Available Commitments so cancelled.

(b)
If the whole or any part of any Available Commitment is cancelled in accordance with Clause 7.2 (Automatic cancellation) or if the whole or part of any Commitment is cancelled pursuant to Clause 5.5 (Cancellation of Commitments), the Repayment Instalments for each Repayment Date falling after that cancellation will reduce pro rata by the amount of the Commitments so cancelled.

(c)
If any part of the Loan is repaid or prepaid in accordance with Clause 7.1 (Illegality) then the Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Loan repaid or prepaid.

(d)
If any part of the Loan is prepaid in accordance with Clause 7.3 (Voluntary prepayment of Loan) or Clause 7.5 Mandatory prepayment of Hedging Prepayment Proceeds) then the amount of the Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Loan repaid or prepaid.

6.3	Maturity Date
On the Maturity Date, the Borrower shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.
6.4	Reborrowing
The Borrower may not reborrow any part of the Facility which is repaid or prepaid.

7	PREPAYMENT AND CANCELLATION
7.1	Illegality
If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Advance or the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:
(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;
(b)	upon the Facility Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and
(c)
the Borrower shall prepay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participation prepaid.

7.2	Automatic cancellation
(a)	The unutilised Commitment (if any) of each Lender shall be automatically cancelled at close of business on the date on which the Advance is made available.
7.3	Voluntary prepayment of Loan
(a)
Subject to paragraph (b) below, the Borrower may, if it gives the Facility Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $500,000 or a multiple of that amount).

(b)	The Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).
7.4	Mandatory prepayment on sale, arrest or Total Loss
If the Vessel is sold, arrested or becomes a Total Loss, the Borrower shall ~~repay~~ prepay the Loan.  Such ~~repayment~~ prepayment shall be made:
(a)	in the case of a sale of the Vessel, on or before the date on which the sale is completed by delivery of the Vessel to the buyer; or
(b)
in the case of any arrest of the Vessel, where the Vessel is not within 30 days redelivered to the full control of the Borrower, on or before the date falling 45 days after the date of the arrest of the Vessel; or

(c)
in the case of any piracy or hijacking of the Vessel, where the Vessel is not within 30 days redelivered to the full control of the Borrower, on or before the date falling 150 days after the date of such piracy or hijacking; or

(d)	in the case of a Total Loss (excluding, for the avoidance of doubt, any arrest and piracy or hijacking of the Vessel where the Vessel is not within 30 days redelivered to the full control of the Borrower in which case paragraph (b) and (c) above will apply), on the earlier of (i) the date falling 120 days after the Total Loss Date and (ii) the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.
7.5	Mandatory prepayment of Hedging Prepayment Proceeds
Any Hedging Prepayment Proceeds arising as a result of any cancellation or prepayment under this Agreement shall, following payment into the Earnings Account in accordance with Clause 26.2 (Payment of Earnings), be applied on the last day of the next Interest Period for the Loan which ends after such payment, in prepayment of the Loan.
7.6	~~7.5~~Restrictions
(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and amounts (if any) payable under the Hedging Agreements in connection with that prepayment and all other amounts accrued under the Finance Documents and, subject to the fee provided for in Clause 11.3 (Prepayment fee) and any Break Costs, without premium or penalty.

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.
(d)	The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.
(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
(f)
If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender and/or Hedge Counterparties, as appropriate.

(g)
If all or part of any Lender’s participation in the Loan is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.7	~~7.6~~Application of prepayments
Any prepayment of any part of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality)) shall be applied pro rata to each Lender’s participation in that part of the Loan.

SECTION 5
COSTS OF DRAWDOWN
8	INTEREST
8.1	Calculation of interest
The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:
(a)	the Margin; and
(b)	LIBOR.
8.2	Payment of interest
(a)	The Borrower shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an “Interest Payment Date”).
(b)
If an Interest Period is longer than three Months, the Borrower shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at three Monthly intervals after the first day of the Interest Period.

8.3	Fixed rate of interest
(a)
The Borrower may, by giving not less than five Business Days’ notice in writing, request that a fixed rate of interest shall apply on the whole of the Loan for a period of 12 months or more by giving to the Facility Agent a notice which shall specify the period for which the fixed rate of interest shall apply and shall be given at least five Business Days before the end of the then current Interest Period.  The Facility Agent shall notify the Borrower of the fixed rate of interest to apply (which shall be determined at the level of the actual refinancing rates available to the Lenders (as certified by them) for the relevant period to which such fixed rate is to apply plus the Margin) and the Borrower shall either accept or refuse the offer promptly in writing and in any event within one Business Day.  Such offer and acceptance shall be in a form that shall constitute a Finance Document.  Once accepted, the Borrower may not revoke its acceptance and the relevant fixed rate of interest shall apply to the Loan from the first day of the next Interest Period.  If the Borrower refuses the offer or fails to accept it within the time permitted for acceptance, the other provisions of this Clause 8 (Interest) shall continue to apply.

(b)
The Borrower acknowledges and agrees that in fixing the interest rate under this Clause 8.3 (Fixed rate of interest), a Lender may enter into internal or external interest rate swaps and that any claim, expense, liability or loss arising as a result of the early termination of such internal or external rate swap shall be for the account of the Borrower.

8.4	Default interest
(a)
If a Transaction Obligor fails to pay any amount payable by it under a Finance Document (other than a Hedging Agreement) on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent.  Any interest accruing under this Clause 8.4 (Default interest) shall be immediately payable by the ~~Obligor~~ Obligors on demand by the Facility Agent.
(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan:
(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and
(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.
(c)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.5	Hedging
(a)	The Borrower may enter into a Hedging Agreement with a Hedge Counterparty and shall thereafter maintain such Hedging Agreements in accordance with this Clause 8.5 (Hedging).
(b)	The aggregate notional amount of the transactions in respect of the Hedging Agreements shall not exceed the amount of the Loan.
(c)	Each Hedging Agreement shall:
(i)	be with a Hedge Counterparty;
(ii)	be for a term ending on or before the Maturity Date;
(iii)	have settlement dates coinciding with the Interest Payment Dates;
(iv)	be based on an ISDA Master Agreement and otherwise in form and substance satisfactory to the Facility Agent; and
(v)	provide that the Termination Currency (as defined in the relevant Hedging Agreement) shall be dollars.
(d)	The rights of the Borrower under the Hedging Agreements shall be charged or assigned by way of security under a Hedging Agreement Security.
(e)	The parties to each Hedging Agreement must comply with the terms of that Hedging Agreement.
(f)	Neither a Hedge Counterparty nor the Borrower may amend, supplement, extend or waive the terms of any Hedging Agreement without the consent of the Security Agent.
(g)
Paragraph (f) (f)above shall not apply to an amendment, supplement or waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement or the Hedging Agreement Security

(h)
If, at any time the aggregate notional amount of the transactions in respect of the Hedging Agreements exceeds or, as a result of any repayment or prepayment under this Agreement, will exceed the Loan outstanding at that time, the Borrower must promptly notify the Facility Agent and must at the request of the Facility Agent reduce the a aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Facility Agent so that it no longer exceeds or will not exceed the Loan outstanding then or that will be outstanding as a result of any such repayment or prepayment.

(i)
Any reductions in the aggregate notional amount of the transactions in respect of the Hedging Agreements in accordance with paragraph (h) (h) above will be apportioned as between those transactions pro rata.

(j)
The Borrower may voluntarily, with prior written notice to the relevant Hedge Counterparty and the Facility Agent, terminate or close out any transactions in respect of any Hedging Agreement in whole or in part at any time in accordance with the terms of the relevant Hedging Agreement.

(k)	Subject to paragraph (i) above, neither a Hedge Counterparty nor the Borrower may terminate or close out any transactions in respect of any Hedging Agreement (in whole or in part) except:
(i)	in accordance with paragraphs (h) and (i)(h) above;
(ii)	on the occurrence of an Illegality or Tax Event (as each such expression is defined in the relevant Hedging Agreement;
(iii)
in the case of termination or closing out by a Hedge Counterparty if the Facility Agent serves notice under paragraph (b) Clause 26.18 26.18(Acceleration) or, having served notice under paragraph (c) (c)of Clause 26.18 (Acceleration) makes a demand;

(iv)	if the Borrower has defaulted on any payment due under the Hedging Agreement (after allowing any applicable notice or grace periods):
(v)	if an Event of Default occurs under Clauses 26.7 (Insolvency), 26.8 (Insolvency proceedings) or 26.9 (Creditors’ process);
(vi)	in the case of any other termination or closing out by a Hedge Counterparty or the Borrower, with the consent of the Facility Agent: or
(vii)	if the Secured Liabilities (other than in respect of the Hedging Agreements) have been irrevocably and unconditionally paid and discharged in full;
(l)
If a Hedge Counterparty or the Borrower terminates or closes out a transaction in respect of a Hedging Agreement (in whole or in part) in accordance with sub-paragraphs (ii) or (in the case of a Hedge Counterparty only) (iv) (v) and (vi) of paragraph (j) (j)above, it shall promptly notify the Facility Agent of that termination or close out.

(m)
If a Hedge Counterparty is entitled to terminate or close out any transaction in respect of any Hedging Agreement under sub-paragraph (iv) of paragraph (j), (j)above, such Hedge Counterparty shall promptly terminate or close out such transaction following a request to do so by the Security Agent.

(n)
A Hedge Counterparty may only suspend making payments under a transaction in respect of a Hedging Agreement if the Borrower is in breach of its payment obligations under any transaction in respect of that Hedging Agreement.

(o)
Each Hedge Counterparty consents to, and acknowledges notices of, the charging or assigning by way of securit b the Borrower pursuant to the relevant Hedging Agreement Security of its rights under the Hedging Agreements to which it is party in favour of the Security Agent.

(p)
Any such charging or assigning by way of security is without prejudice to, and after giving effect to, the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

(q)	The Security Agent shall not be liable for the performance of the Borrower’s obligations under a Hedging Agreement.
(r)	Neither the Borrower nor any Hedge Counterparty shall assign any of its rights or transfer any of its rights or obligations under a Hedging Agreement without the consent of the Security Agent.
8.6	~~8.5~~Notification of rates of interest
(a)	The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.
(b)	The Facility Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan, any part of the Loan or any Unpaid Sum.
9	INTEREST PERIODS
9.1	Selection of Interest Periods
(a)	The first Interest Period for the Loan as specified in the Drawdown Request shall be three Months from the Drawdown Date.
(b)	Subject to paragraph (g) below, the Borrower may select each subsequent Interest Period in respect of the Loan in a Selection Notice.
(c)	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrower not later than the Specified Time.
(d)
If the Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (b) and (c) above, the relevant Interest Period will, subject to Clause 9.2 (Changes to Interest Periods) and paragraph (g) below, be three Months.

(e)
Subject to Clause 8.3 (Fixed rate of interest) and this Clause 9 (Interest Periods), the Borrower may select an Interest Period of three Months or any other period (up to a maximum of 12 Months) agreed between the Borrower and the Facility Agent (acting on the instructions of all the Lenders).

(f)	An Interest Period in respect of the Loan or any part of the Loan shall not extend beyond the Maturity Date.

(g)
In respect of a Repayment Instalment, the Borrower may request in the relevant Selection Notice that an Interest Period for a part of the Loan equal to such Repayment Instalment shall end on the Repayment Date relating to it and, subject to paragraph (e) above, select a longer Interest Period for the remaining part of the Loan.

(h)
Subject to paragraph (i) below, the first Interest Period for the Loan shall start on the Drawdown Date and each subsequent Interest Period shall start on the last day of the preceding Interest Period.

(i)	Except for the purposes of paragraph (g) above and Clause 9.2 (Changes to Interest Periods) below, the Loan shall have one Interest Period only at any time.
9.2	Changes to Interest Periods
(a)
In respect of a Repayment Instalment, prior to determining the interest rate for the Loan, the Facility Agent may establish an Interest Period for a part of the Loan equal to such Repayment Instalment to end on the Repayment Date relating to it and the remaining part of the Loan shall have the Interest Period selected in the relevant Selection Notice, subject to paragraph (e) of 9.1 (Selection of Interest Periods).

(b)
If after the Borrower has selected and the Lenders have agreed an Interest Period longer than three Months, any Lender notifies the Facility Agent within two Business Days after the Specified Time relating to the relevant Drawdown Request or Selection Notice that it is not satisfied that deposits in dollars for a period equal to the Interest Period will be available to it in the Relevant Interbank Market when the Interest Period commences, the Facility Agent shall shorten the Interest Period to three Months.

(c)	If the Facility Agent makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrower and the Lenders.
9.3	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
10	CHANGES TO THE CALCULATION OF INTEREST
10.1	Unavailability of Screen Rate
(a)
Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of the Loan or any part of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR for:
(i)	dollars; or
(ii)	the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(c)
Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for dollars or the relevant Interest Period there shall be no LIBOR for the Loan or that part of the Loan (as applicable) and Clause 10.4 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

10.2	Calculation of Reference Bank Rate
(a)
Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.
10.3	Market disruption
If before close of business in London on the Quotation Day for the relevant Interest Period the Facility Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 10 per cent. of the Loan or the relevant part of the Loan as appropriate) (the “Relevant Lender”) that the cost to it of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause 10.4 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.~~.~~
10.4	Cost of funds
(a)
If this Clause 10.4 (Cost of funds) applies, the rate of interest on each Lender’s share of the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and
(ii)
the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select.

(b)
If this Clause 10.4 (Cost of funds) applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)
Subject to Clause 42.4 (Replacement of Screen Rate), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)	If paragraph (e) below does not apply and any rate notified to the Facility Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.
(e)	If this Clause 10.4 (Cost of funds) applies pursuant to Clause 10.3 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than LIBOR; or
(ii)	a Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above, the cost to that Lender of funding its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.
10.5	Notification to Borrower
If Clause 10.4 (Cost of funds) applies the Facility Agent shall, as soon as is practicable, notify the Borrower.
10.6	Break Costs
(a)
The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.
11	FEES
11.1	Commitment fee
(a)
The Borrower ~~shall pay~~ has paid to the Facility Agent (for the account of each Lender) a fee computed at the rate of 1.00 per cent. per annum on that Lender’s Available Commitment from time to time for the Availability Period.

(b)
The accrued commitment fee ~~is~~ was payable on the last day of each successive period of three Months which ~~ends~~ ended during the Availability Period, on the last day of the Availability Period and, if cancelled, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation ~~is~~ was effective.

11.2	Arrangement fee
The Borrower ~~shall pay~~ has paid to the Arranger a non-refundable arrangement fee in the amount of $315,000 on the date of this Agreement.
11.3	Prepayment fee
(a)
Subject to paragraph (c) below, the Borrower must pay to the Facility Agent for each Lender a prepayment fee on the date of prepayment of all or any part of the Loan in the case of a refinancing of all or any part of the Loan by any bank, financial institution, trust, fund or any entity other than a Lender.

(b)	The amount of the prepayment fee is:
(i)	if the prepayment occurs on or before the first anniversary of the Drawdown Date, three per cent. of the amount prepaid;

(ii)	if the prepayment occurs after the first but on or before the second anniversary of the Drawdown Date, two per cent. of the amount prepaid; and
(iii)	if the prepayment occurs after the second but on or before the third anniversary of the Drawdown Date, one per cent. of the amount prepaid.
(c)	No prepayment fee shall be payable under this Clause if the prepayment is made after the third anniversary of the Drawdown Date.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS
12	TAX GROSS UP AND INDEMNITIES
12.1	Definitions
(a)	In this Agreement:
“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).
(b)
Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

(c)	This Clause 12 (Tax Gross Up and Indemnities shall not apply to any Hedging Agreement.
12.2	Tax gross-up
(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)
The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.  Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender.  If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance

Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
12.3	Tax indemnity
(a)
The Obligors shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:
(i)	with respect to any Tax assessed on a Finance Party:
(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or
(ii)	to the extent a loss, liability or cost:
(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or
(B)	relates to a FATCA Deduction required to be made by a Party.
(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent.
12.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:
(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and
(b)	that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Stamp taxes
The Obligors shall pay and, within three Business Days of demand, indemnify each Creditor Party against any cost, loss or liability which that Creditor Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.
12.6	VAT
(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).
(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.7	FATCA Information
(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party; and
(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
If the Borrower is a US Tax Obligor, or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within 10 Business Days of:

(i)	where the Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;
(ii)	where the Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; or
(iii)	where the Borrower is not a US Tax Obligor, the date of a request from the Facility Agent, supply to the Facility Agent:
(A)	~~(i)~~a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(B)
~~(ii)~~any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.
(g)
If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent).  The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(h)
The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification.  The Facility Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

12.8	FATCA Deduction
(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

13	INCREASED COSTS
13.1	Increased costs
(a)
Subject to Clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or
(ii)	compliance with any law or regulation made,
in each case after the date of this Agreement; or
(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.
(b)	In this Agreement:
(i)	“Basel III” means:
(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)
the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
(ii)	“CRD IV” means:
(A)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

(B)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(C)	any other law or regulation which implements Basel III.
(iii)	“Increased Costs” means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;
(B)	an additional or increased cost; or
(C)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.
13.2	Increased cost claims
(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.
13.3	Exceptions
Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:
(a)	attributable to a Tax Deduction required by law to be made by an Obligor;
(b)	attributable to a FATCA Deduction required to be made by a Party;
(c)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)	compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost); ~~or~~
(e)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation~~.~~, or
(f)	incurred by a Hedge Counterparty in its capacity as such.
14	OTHER INDEMNITIES
14.1	Currency indemnity
(a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or
(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, within two Business Days of demand, indemnify each Creditor Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
(c)	This Clause 14.1 (Currency Indemnity) does not apply to a Hedge Counterparty in its capacity as such.
14.2	Other indemnities
(a)	Each Obligor shall, within two Business Days of demand, indemnify each Creditor Party against any cost, loss or liability incurred by it as a result of:
(i)	the occurrence of any Event of Default;
(ii)
a failure by a Transaction Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(iii)
funding, or making arrangements to fund, its participation in the Advance or the Loan requested by the Borrower in a Drawdown Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Creditor Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.
(b)
Each Obligor shall, within two Business Days of demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an “Indemnified Person”), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, the Vessel unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)
Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or
(ii)	in connection with any Environmental Claim.

(d)
Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

14.3	Mandatory Cost
The Borrower shall, within two Business Days of demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with:
(a)
in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank for any other authority or agency which replaces all or any of its functions) in respect of loans made from that Facility Office; and

(b)
in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender’s participation in the Loan.
14.4	Indemnity to the Facility Agent
Each Obligor shall, within two Business Days of demand, indemnify the Facility Agent against:
(a)	any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:
(i)	investigating any event which it reasonably believes is a Default; or
(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and
(b)
any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

14.5	Indemnity to the Security Agent
(a)	Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them:
(i)	in relation to or as a result of:

(A)	any failure by the Borrower to comply with its obligations under Clause 15 (Costs and Expenses);
(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;
(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;
(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;
(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;
(F)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and
(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.
(ii)
acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Creditor Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.5 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

15	COSTS AND EXPENSES
15.1	Transaction expenses
The Obligors shall, within two Business Days of demand, pay the Facility Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any Creditor Party in connection with the negotiation, preparation, printing, execution, syndication and perfection of:
(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and
(b)	any other Finance Documents executed after the date of this Agreement.
15.2 Amendment costs
If:
(a)	a Transaction Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 33.9 (Change of currency); or
(c)	a Transaction Obligor requests, and the Security Agent agrees to, the release of all or any part of the Security Assets from the Transaction Security, the Obligors shall, within two Business Days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Creditor Party in responding to, evaluating, negotiating or complying with that request or requirement.
15.3	Enforcement and preservation costs
The Obligors shall, on demand, pay to each Creditor Party the amount of all costs and expenses (including legal fees) incurred by that Creditor Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Creditor Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

SECTION 7
GUARANTEE
16	GUARANTEE AND INDEMNITY
16.1	Guarantee and indemnity
The Guarantor irrevocably and unconditionally:
(a)	guarantees to each Finance Party punctual performance by the Borrower of all the Borrower’s obligations under the Finance Documents;
(b)
undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 16 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

16.2	Continuing guarantee
This Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Transaction Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
16.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Transaction Obligor or any security for those obligations or otherwise) is made by a Creditor Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 16 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.
16.4	Waiver of defences
The obligations of the Guarantor under this Clause 16 (Guarantee and Indemnity) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 16.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 16 (Guarantee and Indemnity) or in respect of any Transaction Security (without limitation and whether or not known to it or any Creditor Party) including:
(a)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;

(b)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;
(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
(g)	any insolvency or similar proceedings.
16.5	Immediate recourse
The Guarantor waives any right it may have of first requiring any Creditor Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 16 (Guarantee and Indemnity).This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
16.6	Appropriations
Until all amounts which may be or become payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Creditor Party (or any trustee or agent on its behalf) may:
(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Creditor Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 16 (Guarantee and Indemnity).
16.7	Deferral of Guarantor’s rights
All rights which the Guarantor at any time has (whether in respect of this Guarantee, a mortgage or any other transaction) against the Borrower, any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Creditor Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, the Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 16 (Guarantee and Indemnity):
(a)	to be indemnified by a Transaction Obligor;
(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor’s obligations under the Finance Documents;
(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Creditor Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Creditor Party;

(d)
to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 16.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Transaction Obligor; and/or
(f)	to claim or prove as a creditor of any Transaction Obligor in competition with any Creditor Party.
If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Creditor Parties by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Creditor Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 33 (Payment Mechanics).
16.8	Additional security
This Guarantee and any other Security given by the Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Creditor Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.
16.9	Applicability of provisions of Guarantee to other Security
Clauses 16.2 (Continuing guarantee), 16.3 (Reinstatement), 16.4 (Waiver of defences), 16.5 (Immediate recourse), 16.6 (Appropriations), 16.7 (Deferral of Guarantor’s rights) and 16.8 (Additional security) shall apply, with any necessary modifications, to any Security which the Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.
16.10	Release of Guarantor
If a Permitted Ultimate Beneficial Ownership Change is effected (subject to the terms of paragraph (f) of Clause 26.10 (Ownership of the Obligors and the Shareholder)), the Finance Parties will release the Guarantor from its obligations under this Guarantee subject to:
(a)	a person in all respects acceptable to the Facility Agent (acting with the authorisation of all the Lenders in their sole and absolute discretion) (the “New Guarantor”) providing, in substitution of this Guarantee, a guarantee of all the Borrowers’ obligations under this Agreement and the other Finance Documents in such form and by no later than such date as the Facility Agent (acting on the instructions of all the Lenders in their sole discretion) may require; and
(b)
the Facility Agent receiving any other documents as it or any other Finance Party may require in connection with the New Guarantor and the release of the Guarantor (including, but not limited to, those referred to at paragraphs 1, 4 and 5 of Part A of Schedule 2) in form and substance satisfactory to the Facility Agent.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
17	REPRESENTATIONS
17.1	General
Each Obligor makes the representations and warranties set out in this Clause 17 (Representations) to each Finance Party on the date of this Agreement.
17.2	Status
(a)	It is a corporation, duly incorporated and validly existing in good standing under the law of its Original Jurisdiction.
(b)	It and each Transaction Obligor has the power to own its assets and carry on its business as it is being conducted.
17.3	Share capital and ownership
(a)	The Borrower is authorised to issue 500 registered shares with a par value of $20 each, all of which shares have been issued fully paid.
(b)
The Guarantor is authorised to issue ~~500~~ 1,000,000,000 registered shares of common stock with a par value of ~~$20 each, all~~ 0.01 each and 500,000,000 registered preferred shares with a par value of $0.01 each, of which 99,774.604 registered shares of common stock have been issued ~~fully paid~~and are outstanding as at the date of the Deed of Accession, Amendment and Restatement.

(c)	The legal title to and beneficial interest in the shares in the Borrower is held free of any Security (other than Permitted Security) or any other claim by the Shareholder.
(d)
The Borrower is 100 per cent. owned directly or indirectly (but, if indirectly, only through the Shareholder), by the Guarantor (unless a Permitted Ultimate Beneficial Ownership Change has been effected in accordance with, and subject to, the terms of paragraph (f) of Clause 26.10 (Ownership of the Obligors and the Shareholder)).

(e)
~~(d)Its~~  The ultimate beneficial ownership and control ~~is maintained by the Disclosed Person(s)~~.of at least 50.1 per cent. of the issued and outstanding common stock of the Guarantor and the votint rights attaching to those shares is held directly or indirectly, by the Ultimate Beneficial Owner.

(f)	~~(e)~~None of the shares in the Borrower is subject to any option to purchase, pre-emption rights or similar rights.
17.4	Binding obligations
The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

17.5	Validity, effectiveness and ranking of Security
(a)
Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.
(c)
The Transaction Security granted by it to the Security Agent or any other Creditor Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking security.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.
17.6	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:
(a)	any law or regulation applicable to it;
(b)	the constitutional documents of any Transaction Obligor; or
(c)
any agreement or instrument binding upon it or any Transaction Obligor or any Transaction Obligor’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

17.7	Power and authority
(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise
(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and
(ii)	in the case of the Borrower, its registration of the Vessel under the Approved Flag.
(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.
17.8	Validity and admissibility in evidence
All Authorisations required or desirable:
(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect.
17.9	Governing law and enforcement
(a)	The choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.
(b)
Any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

17.10	Insolvency
No:
(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 26.8 (Insolvency proceedings); or
(b)	creditors’ process described in Clause 26.9 (Creditors’ process), has been taken or, to its knowledge, threatened in relation to a member of the Group; and none of the circumstances described in Clause 26.7 (Insolvency) applies to a member of the Group.
17.11	No filing or stamp taxes
Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents.
17.12	Deduction of Tax
It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.
17.13	No default
(a)
No Event of Default and, on the date of this Agreement, the Drawdown Date and the Delivery Date, no Default is continuing or might reasonably be expected to result from the making of the Drawdown or the release of the Advance to the Seller by the Prepositioning Bank (following the countersigning of the Protocol of Delivery and Acceptance by the Facility Agent) or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)
No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject.

17.14	No misleading information
(a)
Any factual information provided by any member of the Group for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.
(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.
17.15	Financial Statements
(a)	Its Original Financial Statements were prepared in accordance with GAAP consistently applied.
(b)
Its Original Financial Statements give a true and fair view of its financial condition as at the end of the relevant financial year and results of operations during the relevant financial year (consolidated in the case of the Guarantor).

(c)
There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Guarantor) since 31 December 2016.

(d)	Its most recent financial statements delivered pursuant to Clause 18.2 (Financial statements):
(i)	have been prepared in accordance with Clause 18.4 (Requirements as to financial statements); and
(ii)
give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition as at the end of the relevant financial year and operations during the relevant financial year (consolidated in the case of the Guarantor).

(e)
Since the date of the most recent financial statements delivered pursuant to Clause 18.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition (or the business or consolidated financial condition of the Group, in the case of the Guarantor).

17.16	Pari passu ranking
Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
17.17	No proceedings pending or threatened
(a)
No material litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency ~~which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry))~~ have been started or threatened against it or any other Transaction Obligor (in the case of an Approved Manager, in connection with the Vessel or the Borrower), other than as disclosed to the Facility Agent and the public filings of the Guarantor with the US Securities and Exchange Commission.
(b)
No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any other Transaction Obligor (in the case of an Approved Manager, in connection with the Vessel or the Borrower).

17.18	Validity and completeness of the Transaction Documents
(a)
Each of the Transaction Documents to which the Seller, any Charterer and each Transaction Obligor is a party constitutes legal, valid, binding and enforceable obligations of the Seller, the Charterer and each Transaction Obligor.

(b)	The copies of the Transaction Documents delivered to the Facility Agent before the date of this Agreement are true and complete copies.
(c)
No amendments or additions to the Transaction Documents have been agreed nor has any of the Seller, any Charterer or any Transaction Obligor waived any of its respective rights under the Transaction Documents.

17.19	No rebates etc.
There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to the Borrower, the Seller or a third party in connection with the purchase by the Borrower of the Vessel, other than as disclosed to the Facility Agent in writing on or before the date of this Agreement.
17.20	Valuations
(a)
All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.
(c)
There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

17.21	No breach of laws
It has not (and no other Transaction Obligor has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.
17.22	No Charter
Except as disclosed by the Borrower to the Security Agent in writing on or before the date of this Agreement, the Vessel is not subject to any Charter other than a Permitted Charter.

17.23	Compliance with Environmental Laws
All Environmental Laws relating to the ownership, operation and management of the Vessel and the business of each Transaction Obligor (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.
17.24	No Environmental Claim
No Environmental Claim has been made or threatened against any Transaction Obligor or the Vessel.
17.25	No Environmental Incident
No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.
17.26	ISM and ISPS Code compliance
All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, each Approved Manager and the Vessel have been complied with.
17.27	Taxes paid
(a)	It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax.
(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any other member of the Group) with respect to Taxes.
17.28	Financial Indebtedness
(a)	The Borrower has no Financial Indebtedness outstanding other than Permitted Financial Indebtedness.
~~(b)                  The Guarantor has no Financial Indebtedness outstanding other than Permitted Financial Indebtedness and any Financial Indebtedness incurred in the ordinary course of its business to be granted by the Guarantor securing the obligations of any of its Subsidiaries).~~
(b)	~~(c)~~The Borrower has not acquired or invested in any additional assets and/or investments other than the Vessel.
17.29	Overseas companies
No Transaction Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

17.30	Good title to assets
It and each other Transaction Obligor has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.
17.31	Ownership
(a)	The Borrower is the sole legal and beneficial owner of all rights and interests which the MOA creates in favour of the Borrower.
(b)	~~With effect on and from the Delivery Date, the~~ The Borrower ~~will be~~ is the sole legal and beneficial owner of the Vessel, the Earnings and the Insurances.
(c)
With effect on and from the date of its creation or intended creation, each Transaction Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Transaction Obligor.

(d)
The constitutional documents of each Transaction Obligor do not and could not restrict or inhibit any transfer of the shares of the Borrower on creation or enforcement of the security conferred by the Security Documents.

17.32	Place of business
No Transaction Obligor has a place of business in the United Kingdom or the United States of America.
17.33	No employee or pension arrangements
No Transaction Obligor (other than an Approved Manager and the Guarantor) has any employees or any liabilities under any pension scheme.
17.34	Sanctions
(a)	No Transaction Obligor:
(i)	and no director or officer, or to the best of its knowledge employee, of a Transaction Obligor, is a Prohibited Person;
(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person; or
(iii)	owns or controls a Prohibited Person.
(b)
No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

17.35	US Tax Obligor
No Transaction Obligor is a US Tax Obligor.

17.36	Repetition
The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of the Drawdown Request and the first day of each Interest Period.
18	INFORMATION UNDERTAKINGS
18.1	General
The undertakings in this Clause 18 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.
18.2	Financial statements
(a)	Subject to paragraph 18.2(c) below, each Obligor shall supply to the Facility Agent in sufficient copies for all the Lenders:
(i)	as soon as they become available, but in any event within 180 days after the end of each of its financial years :(commencing with the financial year ended on 31 December 2017):
(A)	~~its~~ the unaudited financial statements of the Borrower for that financial year; and
(B)	the audited consolidated financial statements of the Guarantor for that financial year;
(ii)
as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years :(commencing with the financial half year ended on 31 December 2017), the unaudited financial statements of the Borrower for that financial half year; and

~~(A)its unaudited financial statements for that financial half year; and~~
(iii)
as soon as the same become available, but in any event within 90 days after the end of each quarter of each of its financial years comnnencing with the financial quarter ended on 31 December 2017), the unaudited consolidated financial ~~statement~~ statements of the Guarantor for that financial ~~half year~~quarter,

Provided that in the case of the unaudited financial statements to be provided by the Borrower under sub-paragraph (a)(ii) above, such unaudited financial statements shall not be required in relation to a half year ending at the financial year-end in addition to the audited financial statements to be provided under sub-paragraph (a)(i)~~above~~(A) above.
(b)
The financial statements required to be provided by the Obligors under paragraph (a) above shall include, or shall be supplemented by, updated details of all off balance sheets and time charter hire commitments.

(c)	~~(b)~~To the extent that the financial statements and other information required to be provided by each Obligor to the Facility Agent under paragraph (a) above are published on the internet by, or on behalf of such Obligor, such statements and information must be made immediately available to the Facility Agent and in any event within 5 Business Days of such publication.
18.3	Compliance Certificate
(a)
~~Each Obligor~~ The Guarantor shall supply to the Facility Agent, with each set of financial statements delivered pursuant to ~~sub paragraph (B) of~~ paragraph (a)(i) or sub (iii) and paragraph (a)(iii) of Clause 18.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial Covenants) as at the date as at which those financial statements were drawn up and including, without limitation, valuations (at the cost of the Borrower) in a form acceptable to the Facility Agent evidencing the Market Value of each Fleet Vessel.

(b)	Each Compliance Certificate shall be signed by an officer or any other authorised signatory of the ~~relevant Obligor~~Guarantor.
18.4	Requirements as to financial statements
(a)
Each set of financial statements delivered by ~~the Borrower~~ an Obligor pursuant to Clause 18.2 (Financial statements) shall be certified by an officer or any other authorised signatory of the company as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)
The Borrower shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 18.2 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of that Obligor) deliver to the Facility Agent:

(i)
a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 19 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.
18.5	Information: miscellaneous
Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):
(a)	upon the Facility Agent’s request, all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched unless, in the case of the Guarantor, it is clear that such documents dispatched by the Guarantor are not considered material in the context of any Finance Document;
(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, or to the best of the Obligor’s knowledge threatened or pending, against any Transaction Obligor or any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)
promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any Transaction Obligor or any member of the Group and which might have a Material Adverse Effect;

(d)	promptly, its constitutional documents where these have been amended or varied;
(e)	promptly, such further information and/or documents regarding:
(i)	the Vessel, goods transported on the Vessel, the Earnings ~~or~~ ,the Insurances, the Shareholder or any other Transaction Obligor;
(ii)	the Security Assets;
(iii)	compliance of the Transaction Obligors with the terms of the Finance Documents; and
(iv)	the financial condition, business and operations of any member of the Group, as any Finance Party (through the Facility Agent) may reasonably request; and
(f)
promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority.

18.6	Notification of Default
(a)	Each Obligor shall, and shall procure that each other Transaction Obligor shall, notify the Facility Agent:
(i)
of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor); and

(ii)	promptly upon becoming aware of the same, of any breach of any Sanctions applicable to the Vessel, any Transaction Obligor or any party to any agreement relating to the Vessel.
(b)
Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by an authorised signatory on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.7	Use of websites
(a)
Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the “Website Lenders”) which accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the “Designated Website”) if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;
(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and
(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent.
If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.
(b)
The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:
(i)	the Designated Website cannot be accessed due to technical failure;
(ii)	the password specifications for the Designated Website change;
(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;
(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or
(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.
(d)
Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Obligors shall comply with any such request within 10 Business Days.

18.8	“Know your customer” checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)
any change in the status of a Transaction Obligor (or of a Holding Company of a Transaction Obligor) (including, without limitation, a change of ownership of a Transaction Obligor) after the date of this Agreement;; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
(b)
Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19	FINANCIAL COVENANTS
19.1	Borrower’s minimum liquidity
The Borrower shall maintain in the Earnings Account, as from the Drawdown Date and at all times thereafter during the Security Period, a credit balance in an amount of not less than $750,000 (the “Borrower’s Minimum Liquidity Amount”) which shall be pledged pursuant to the Account Security and which shall remain blocked and may not be withdrawn.
19.2	Guarantor’s financial covenants
The Guarantor shall ensure that at all times during the Security Period the following covenants shall be complied with:
~~(a)~~	~~the Book Equity shall not be less than $100,000,000;~~
(a)	~~(b)~~the Working Capital shall be greater than zero;
(b)	~~(c)~~it has Cash and Cash Equivalents of the Guarantor (on a consolidated basis) of at least ~~$850,000 per each Fleet Vesse~~l15,000,000; and

(c)	~~(d)~~the ratio of ~~Net Interest Bearing Debt~~ to Total Net Liabilities to Net Market Value Adjusted Total Assets shall be less than ~~0.75:1; and~~50 per cent.
~~(e)~~	~~the ratio of EBITDA to Net Interest Expense, on a trailing four quarter basis, shall be greater than or equal to 2.5:1.~~
In this Clause 19.2 (Guarantor’s financial covenants):
~~“Book Equity” means, in respect of any Relevant Period, the value of the equity of the Group determined on a consolidated basis and as shown in the Latest Financial Statements.~~
“Cash and Cash Equivalents” means, at any relevant time, the aggregate of:
(a)	cash in hand or on deposit with any bank;
(b)	Marketable Securities valued at their then published market value rates owned by the members of the Group at that date; and
(c)	any other instrument, security or investment approved by the Majority Lenders,
(d)
which are free from any Security and/or restrictions and to which any member of the Group is beneficially entitled at that time and which are readily available to the members of the Group and capable of being applied against Financial Indebtedness, but also including any cash deposit which is blocked and/or otherwise restricted and/or subject to a Security if the sole purpose of such deposit and/or restriction and/or Security is the maintenance of a minimum liquidity covenant under borrowing arrangements of any member of the Group, as demonstrated by the then most recent Financial Statements.

“Current Assets” means, in respect of any Relevant Period, the amount of the current assets of the Guarantor and the members of the Group (on a consolidated basis) as shown in the Latest Financial Statements.
“Current Liabilities” means, in respect of any Relevant Period, the amount of the current liabilities of the Guarantor and the members of the Group (on a consolidated basis) ~~falling due within twelve (12~~as shown in the Latest Financial Statements) ~~months~~ less the current ~~portion of long term debt~~ liabilities maturing after six (6) months of the relevant Testing Date, as shown in the Latest Financial Statements.
~~“EBITDA” means, at any time and in relation to any Relevant Period, the consolidated net taxation profits of the Group for the twelve month period ending at the end of the said Relevant Period, as demonstrated by the Latest Financial Statements and all as adjusted by:~~
~~(a)~~	~~adding back Net Interest Expense for such twelve month period;~~
~~(b)~~	~~taking no account of any exceptional or extraordinaly item; and~~
~~(c)~~	~~adding back depreciation and amortisation of assets.~~
“Fleet Vessels” means all vessels (including the Vessel) from time to time directly or indirectly owned by the Guarantor (each, a “Fleet Vessel”).

“Latest Financial Statements” means the financial statements of the Guarantor which are required to be delivered pursuant to Clause 18.2 (Financial statements) relating to a period ending on a Testing Date.
“Market Value Adjusted Total Assets” means, in respect of any Relevant Period, Total Assets adjusted to reflect the difference between the book values of all Fleet Vessels and the aggregate Market Value of all Fleet Vessels.
“Marketable Securities” means any bonds, stocks, notes or bills payable in a freely convertible and transferable currency and which are listed on a stock exchange acceptable to the Facility Agent.
“Net ~~Interest Bearing Debt~~ Market Value Adjusted Total Assets” means, in respect of any Relevant Period, ~~the amount of total liabilities of the Guarantor (as such term is defined in the Latest Financial Statements) at any time on a consolidated basis which would be includded in the Latest Financial Statements as total interest bearing debt in interest bearing debt (as such term is defined in the Latest Financial Statements) less Cash and Cash Equivelents.~~Market Value Adjusted Total Assets less Cash and Cash Equivalents, each as shown in the Latest Financial Statements.
~~“Net Interest Expense” means, in respect of any Relevant Period, the aggregate of all interest, commitment and other fees, commissions, discounts and other costs, charges or expenses accruing due from all the members of the Group during that accounting period less interest income received, determined on a consolidated basis as shown in the consolidated statements of income for the Guarantor in the Latest Financial Statemetns.~~
“Relevant Period” means each period of ~~six~~ three months ending on 31 March, 30 June ~~and each period of twelve months ending on~~, 30 September and 31 December in each financial year of the Guarantor.
“Testing Date” means the last date of any ~~half yearly~~ quarterly period ~~to~~ at the end of which the financial statements of the Guarantor that are required to be delivered pursuant to paragraph ~~(a)(ii)~~(B18.2(a) of Clause 18.2 (Financial statements) are prepared.
“Total Assets” means, in respect of any Relevant Period, the aggregate book value of all current assets, fixed assets, and other assets and restricted cash of the Guarantor on a consolidated basis as shown in the Latest Financial Statements but excluding any assets held on trust.
“Total Liabilities” means, in respect of any Relevant Period, the aggregate book value of all liabilities of the Guarantor at any time on a consolidated basis as shown in the Latest Financial Statements.
“Total Net Liabilities” means, in respect of any Relevant Period, Total Liabilities less Cash and Cash Equivalents, each as shown in the Latest Financial Statements.
“Working Capital” means, in respect of any Relevant Period, Current Assets less Current Liabilities.
19.3	Testing
The financial covenants set out in Clause 19.2 (Guarantor’s financial covenants) be calculated as per each Testing Date in accordance with GAAP and tested by reference to each of the financial statements of the Guarantor delivered pursuant to ~~sub paragraph~~ paragraphs (a) ~~of paragraph~~ (i)(B) or ~~sub paragraph~~ (iii) ~~of paragraph (a)(ii)~~ Clause 18.2 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 18.3 (Compliance Certificate).
~~19.4~~	~~Most favoured nation~~
~~Each Obligor undertakes to procure that the Creditor Parties shall receive no less favourable treatment under this Agreement than that provided or to be provided by a member of the Group to creditors under other loan and/or credit facility agreements (as the same may be amended and supplemented from time to time) entered or to be entered into by any member of the Grourp, in relation to any financial covenants, in respect of the Guarantor and/or any cross default provisions under such agreements.  Accordingly, should any member of the Group provide to any other creditor more favourable treatment in relation to any financial covenants in respect of the Guarantor and/or any cross default provisions than those which the Creditor Parties have been provided with under this Agreement or any other Finance Document, each Obligor shall promptly advise the Facility Agent of those arrangements, covenants and provisions and shall, upon the Facility Agent’s request, enter into and, as the case may be, ensure that any other member of the Group will enter into, such documentation supplemental to the Finance Documents as the Lenders may require in order to achieve parity with the creditors under such other financings.~~
20	GENERAL UNDERTAKINGS
20.1	General
The undertakings in this Clause 20 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit (such permission not to be unreasonably withheld in the case of Clause 20.12 in relation to an Approved Manager).
20.2	Authorisations
Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:
(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)	supply certified copies to the Facility Agent of,
any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of the Vessel to enable it to:
(i)	perform its obligations under the Transaction Documents to which it is a party;
(ii)
ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction and in the state of the Approved Flag at any time of the Vessel or any Transaction Document to which it is a party; and

(iii)	own and operate the Vessel (in the case of the Borrower).

20.3	Compliance with laws
Each Obligor shall, and shall procure that each other Transaction Obligor will, comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.
20.4	Environmental compliance
Each Obligor shall, and shall procure that each other Transaction Obligor will:
(a)	comply with all Environmental Laws;
(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;
(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect.
20.5	Environmental claims
Each Obligor shall, and shall procure that each other Transaction Obligor will, (through the Guarantor), promptly upon becoming aware of the same, inform the Facility Agent in writing of:
(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and
(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.
20.6	Taxation
(a)
Each Obligor shall, and shall procure that each other Transaction Obligor (other than an Approved Manager) will, pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;
(ii)
adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 18.2 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.
(b)	No Obligor shall, and the Obligors shall procure that no other Transaction Obligor (other than an Approved Manager) will, change its residence for Tax purposes.

20.7	Overseas companies
Each Obligor shall, and shall procure that each other Transaction Obligor (other than an Approved Manager) will, promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.
20.8	Pari passu ranking
Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.
20.9	Title
(a)	The Borrower shall hold the legal title to, and own the entire beneficial interest in:
(i)	the MOA;
(ii)	~~with effect from the Delivery Date~~ the Vessel, the Earnings and the Insurances; and
(iii)	with effect on and from its creation or intended creation, any other assets the subject of any Transaction Security created or intended to be created by the Borrower.
(b)
The Guarantor shall hold the legal title to, and own the entire beneficial interest in with effect on and from its creation or intended creation, any assets the subject of any Transaction Security created or intended to be created by the Guarantor.

20.10	Negative pledge
(a)
The Borrower shall not, and the ~~Guarantor~~ Obligors shall procure that the Shareholder will not, create or permit to subsist any Securily over any of its assets (which are, in the case of the Shareholder, the subject of the Security created or intended to be created by the Finance Documents).

(b)	The Borrower shall not:
~~(i)~~	~~create or permit to subsist any Security over any of its assets;~~
(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Transaction Obligor;
(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	~~(b)Paragraph (a~~Paragraphs (a) and (b) above ~~does~~ do not apply to any Permitted Security.
20.11	Disposals
Subject to Clause 23.17 (Restrictions on chartering, appointment of managers etc.), the Borrower shall not, and the ~~Guarantor~~ Obligors shall procure that the Shareholder will not, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation the Vessel, the Earnings or the Insurances) which is, in the case of the Shareholder, the subject of the Security created or intended to be created by the Finance Documents.
20.12	Merger
No Obligor shall and the Obligors shall procure that no other Transaction Obligor will enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction (except in the case of a reorganisation of the Borrower arising in connection with a Permitted Ultimate Beneficial Ownership Change and subject to paragraph 26.10(f) of Clause 26.10 (Ownership of the Obligors and the Shareholder).
20.13	Change of business
(a)	The Guarantor shall procure that no substantial change is made to the general nature of the business of the Guarantor or the Group from that carried on at the date of this Agreement.
(b)	The Borrower shall not engage in any business other than the ownership and operation of the Vessel.
20.14	Financial Indebtedness
~~(a)~~The Borrower shall not,~~and the Guarantor shall procure that the Shareholder will not,~~ incur or permit to be outstanding any Financial Indebtedness except (i) Permitted Financial Indebtedness and (ii) Financial Indebtedness owed to trade creditors of the Borrower given in the ordinary course of its business in relation to the trading and operation of the Vessel.
~~(b)~~
~~The Guarantor shall not incur or permit to be outstanding any Financial Indebtedness except (i) Permitted Finacnail Indebtedness and (ii) Finacnial Indebtedness incurred in the ordinary course of its business (including without limitation, any guarantees granted or to be granted by the Guarantor securing the obligations of any of its Subsidiaries).~~

20.15	Expenditure
The Borrower shall not incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing the Vessel.
20.16	Share capital
(a)	The Borrower shall not:
(i)	~~(a)~~purchase, cancel or redeem any of its share capital;
(ii)	~~(b)~~increase or reduce its authorised share capital;

(iii)
~~(c)~~issue any further shares except to the Shareholder and provided such new shares are in registered form and made subject to the terms of the Shares Security immediately upon the issue of such new shares in a manner satisfactory to the Facility Agent and the terms of the Shares Security are complied with;

(iv)	~~(d)~~appoint any further director or officer of the Borrower (unless the provisions of the Shares Security are complied with)~~.~~ ; or
(v)	convert any of its shares into bearer form.
(b)	The Guarantor shall ensure that none of the shares in the Borrower or the Shareholder are converted into, or issued in, bearer form.
20.17	Dividends
No Obligor shall make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital following the occurrence of an Event of Default which is continuing or where the making or payment of such dividend or distribution would result in the occurrence of an Event of Default.
20.18	People of significant control regime
Each Obligor shall (and the Guarantor shall ensure that each other ~~member of the Group T~~ransaction Obligor will):
(a)
within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and

(b)	promptly provide the Security Agent with a copy of that notice.
20.19	Accounts
The Borrower shall not open or maintain any account with any bank or financial institution except the Accounts.
20.20	Other transactions
The Borrower shall not:
(a)	be the creditor in respect of any loan or any form of credit to any person other than another Transaction Obligor and where such loan or form of credit is Permitted Financial Indebtedness;
(b)
give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which the Borrower assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents other than the incurrence of liabilities to trade creditors in the ordinary course of its business in relation to the trading and operation of the Vessel.

(c)	enter into any material agreement other than:
(i)	the Transaction Documents;
(ii)	any other agreement expressly allowed under any other term of this Agreement; and

(d)	enter into any transaction on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms’ length; or
(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.
20.21	Unlawfulness, invalidity and ranking; Security imperilled
No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:
(a)	make it unlawful for a Transaction Obligor to perform any of its obligations under the Transaction Documents;
(b)	cause any obligation of a Transaction Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;
(c)	cause any Transaction Document to cease to be in full force and effect;
(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and
(e)	imperil or jeopardise the Transaction Security.
20.22	Separate corporate existence
The Borrower shall maintain separate corporate existence and identity, shall keep separate records, books and accounts and shall not co-mingle its assets nor become a member of a VAT Group.
20.23	Accounting reference date
No Obligor shall change its year end accounting reference date.
20.24	Securitisation
Each Obligor shall, and the Obligors shall procure that each other Transaction Obligor (other than an Approved Manager) will, assist the Facility Agent and/or any Lender in achieving a successful securitisation (or similar transaction) in respect of the Facility and the Finance Documents and such Transaction Obligor’s reasonable costs for providing such assistance shall be met by the relevant Lender.
20.25	Constitutional documents
Without prejudice to Clause 20.16 (Share capital) and the terms of any Shares Security, no Obligor shall allow any amendment or variation to its constitutional documents unless such amendment or variation would clearly be immaterial to this Agreement and the other Finance Documents.
20.26	Further assurance
(a)
Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):
(i)
to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any of the Creditor Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Agent or confer on the Creditor Parties Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)
to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.
(b)
Each Obligor shall, and shall procure that each other Transaction Obligor will take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Creditor Parties by or pursuant to the Finance Documents.

(c)
At the same time as an Obligor delivers to the Security Agent any document executed by itself or another Transaction Obligor pursuant to this Clause 20.26 (Further assurance), that Obligor shall deliver, or shall procure that such other Transaction Obligor will deliver, to the Security Agent a certificate signed by an officer of that Obligor or that Transaction Obligor which shall:

(i)	set out the text of a resolution of that Obligor’s or Transaction Obligor’s directors specifically authorising the execution of the document specified by the Security Agent; and
(ii)
state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors and is valid under that Obligor’s or Transaction Obligor’s articles of incorporation, articles of association or other constitutional documents.

20.27	Charterparty Assignment
Upon the Borrower entering into an Assignable Charter, it shall enter into a Charterparty Assignment in respect of that Assignable Charter and shall procure that all relevant documents pursuant to that Charterparty Assignment in the agreed form are (and shall use its best endeavours to procure that the Charterer’s acknowledgement to that Charterparty

Assignment is) delivered to the Facility Agent in a form satisfactory to it and any supporting legal opinions as may be required by it.
20.28	Subordination
Each Obligor shall ensure that any loans to the Borrower, any sums owed to any Approved Manager in connection with the Borrower and/or the Ship, any claims of the Guarantor against the Borrower and any intra-group debt are fully subordinated to the Secured Liabilities.
21	INSURANCE UNDERTAKINGS
21.1	General
The undertakings in this Clause 21 (Insurance Undertakings) remain in force on and from the Delivery Date and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.
21.2	Maintenance of obligatory insurances
The Borrower shall keep the Vessel insured at its expense against:
(a)	hull and machinery plus freight interest and hull interest and/or increased value and any other usual marine risks (including excess risks);
(b)	war risks (including the London Blocking and Trapping addendum or its equivalent);
(c)
protection and indemnity risks (including liability for oil pollution for an amount of no less than $1,000,000,000 and excess war risk P&l cover) on standard Club Rules, covered by a Protection and Indemnity association which is a member of the International Group of Protection and Indemnity Associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover);

(d)	freight, demurrage and defence; and
(e)
any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for the Borrower to insure and which are specified by the Facility Agent by notice to the Borrower.

21.3	Terms of obligatory insurances
The Borrower shall effect such insurances:
(a)	in dollars;
(b)	in the case of hull and machinery and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:
(i)	120 per cent. of the ~~Loan~~aggregate of the Loan and the Hedging Close Out Liabilities; and

(ii)	the Market Value of the Vessel;
(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market but such amount shall not be less than $1,000,000,000;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of the Vessel;
(e)	in the case of the hull and machinery insurance, on the basis that the deductible is not higher than the Major Casualty figure;
(f)	in the case where the Vessel is insured on a fleet policy, on the basis that each vessel insured on that fleet policy is deemed to be insured on an individual basis;
(g)	on approved terms; and
(h)
through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

21.4	Further protections for the Finance Parties
In addition to the terms set out in Clause 21.3 (Terms of obligatory insurances), the Borrower shall procure that the obligatory insurances shall:
(a)	subject always to paragraph (b), name the Borrower as the sole named insured unless the interest of every other named insured is limited:
(i)	in respect of any obligatory insurances for hull and machinery and war risks;
(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and
(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and
(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between the Borrower and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;
(b)
whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums or other assessments in respect of such insurance (other than in the case of protection and indemnity entries);

(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;
(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;
(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and
(f)	provide that the Security Agent may make proof of loss if the Borrower fails to do so.
21.5	Renewal of obligatory insurances
The Borrower shall:
(a)	at least 10 days before the expiry of any obligatory insurance:
(i)
notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which the Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agents’ approval to the matters referred to in sub-paragraph (i) of paragraph (a) above;
(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent’s approval pursuant to paragraph (a) above; and
(c)
procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

21.6	Copies of policies; letters of undertaking
The Borrower shall ensure that the Approved Brokers provide the Security Agent with:
(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and
(b)	a letter or letters or undertaking in a form required by the Facility Agent and including undertakings by the Approved Brokers that:
(i)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 21.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;
(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)	they will, if they have not received notice of renewal instructions from the Borrower or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;
(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;
(vi)
they will not set off against any sum recoverable in respect of a claim relating to the Vessel under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of other vessels under the fleet cover to which the Vessel relates or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts in relation to other vessels under the fleet cover and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts in relation to other vessels under that fleet cover and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Security Agent; and

(vii)	they will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Facility Agent.
21.7	Copies of certificates of entry
The Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provide the Security Agent with:
(a)	the certificate of entry for the Vessel;
(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and
(c)	each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Vessel.
21.8	Deposit of original policies
The Borrower shall ensure that all policies relating to obligatory insurances are deposited with the Approved Brokers through which the insurances are effected or renewed.
21.9	Payment of premiums
The Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Facility Agent or the Security Agent.
21.10	Guarantees
The Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

21.11	Compliance with terms of insurances
(a)
The Borrower shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, the Borrower shall:
(i)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 21.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)
not make any changes relating to the classification or classification society or manager or operator of the Vessel approved by the underwriters of the obligatory insurances without obtaining the prior consent of the insurers;

(iii)
make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Vessel is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)
not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

21.12	Alteration to terms of insurances
The Borrower shall not make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.
21.13	Settlement of claims
The Borrower shall:
(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and
(b)
do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

21.14	Provision of copies of communications
The Borrower shall provide the Security Agent, at the time of each such communication, with copies of all written communications between the Borrower and:
(a)	the Approved Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and
(c)	the approved insurance companies and/or underwriters,
which relate directly or indirectly to:
(i)	the Borrower’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and
(ii)
any credit arrangements made between the Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

21.15	Provision of information
The Borrower shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:
(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or
(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 21.16 (Mortgagee’s interest, additional perils and mortgagee’s rights insurances) or dealing with or considering any matters relating to any such insurances, and the Borrower shall, forthwith upon demand, indemnify the Facility Agent in respect of all fees and other expenses incurred by or for the account of the Facility Agent in connection with any such report as is referred to in paragraph (a) above.
21.16	Mortgagee’s interest, additional perils and mortgagee’s rights insurances
The Security Agent shall be entitled from time to time to effect, maintain and renew:
(a)	a mortgagee’s interest insurance in an amount of not less than 120 per cent. of the ~~Loan~~aggregate of the Loan and the Hedging Close Out Liabilities;
(b)	a mortgagee’s interest additional perils insurance in an amount of not less than 120 per cent. of the ~~Loan~~aggregate of the Loan and the Hedging Close Out Liabilities;
(c)	if applicable, a mortgagee’s rights insurance in an amount of not less than 110 per cent. of the ~~Loan~~aggregate of the Loan and the Hedging Close Out Liabilities, and the Borrower shall upon demand fully indemnify the Finance Parties in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

22	MOA UNDERTAKINGS
22.1	General
The undertakings in this Clause 22 (MOA Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.
22.2	No variation, release etc. of MOA
The Borrower shall not, whether by a document, by conduct, by acquiescence or in any other way:
(a)
vary materially the MOA (and a material amendment, for the avoidance of doubt, includes any amendment in respect of the Purchase Price, the Delivery Date, the type of the Vessel, deficiencies in the performance of the Vessel or damages); or

(b)
release, waive, suspend, subordinate or permit to be lost or impaired any interest or right of any kind which the Borrower has at any time to, in or in connection with the MOA or in relation to any matter arising out of or in connection with the MOA.

22.3	Provision of information relating to MOA
Without prejudice to Clause 18.5 (Information: miscellaneous) the Borrower shall:
(a)	immediately inform the Facility Agent if any breach of the MOA occurs or a serious risk of such a breach arises and of any other event or matter affecting the MOA; and
(b)	upon the reasonable request of the Facility Agent, keep the Facility Agent informed as to any notice of readiness of delivery of the Vessel.
22.4	No assignment etc. of MOA
The Borrower shall not assign, novate, transfer or dispose of any of its rights or obligations under the MOA.
23	POST-DELIVERY VESSEL UNDERTAKINGS
23.1	General
The undertakings in this Clause 23 (Post-Delivery Vessel Undertakings) remain in force on and from the Delivery Date and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.
23.2	Vessel’s names and registration
The Borrower shall:
(a)	keep the Vessel registered in its name under the Approved Flag from time to time at its port of registration;
(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled; and

(c)	not change the name of the Vessel.
23.3	Repair and classification
The Borrower shall keep the Vessel in a good and safe condition and state of repair:
(a)	consistent with first class ship ownership and management practice; and
(b)	so as to maintain the Approved Classification free of overdue recommendations and conditions.
23.4	Modifications
The Borrower shall not make any modification or repairs to, or replacement of, the Vessel or equipment installed on it which would or might materially alter the structure, type or performance characteristics of the Vessel or materially reduce its value.
23.5	Removal and installation of parts
(a)	Subject to paragraph (b) below, the Borrower shall not remove any material part of the Vessel, or any item of equipment installed on the Vessel unless:
(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;
(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and
(iii)	the replacement part or item becomes, on installation on the Vessel, the property of the Borrower and subject to the security constituted by the Mortgage and the Deed of Covenant.
(b)	The Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Vessel.
23.6	Surveys
The Borrower shall submit the Vessel regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.
23.7	Inspection
(a)
The Borrower shall permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Vessel at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

(b)
The cost of all inspections under this Clause 23.7 (Inspection) shall be for the account of the Borrower Provided that if no Event of Default has occurred and the Vessel is found to be in a condition satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders)

in all respects, the Borrower shall not have to pay for more than one inspection in each calendar year.
23.8	Prevention of and release from arrest
(a)	The Borrower shall promptly discharge:
(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Vessel, the Earnings or the Insurances;
(ii)	all Taxes, dues and other amounts charged in respect of the Vessel, the Earnings or the Insurances; and
(iii)	all other outgoings whatsoever in respect of the Vessel, the Earnings or the Insurances.
(b)
The Borrower shall immediately upon receiving notice of the arrest of the Vessel or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.

23.9	Compliance with laws etc.
The Borrower shall:
(a)	comply, or procure compliance with all laws or regulations:
(i)	relating to its business generally; and
(ii)	relating to the Vessel, its ownership, employment, operation, management and registration, including, but not limited to, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;
(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals;
(c)
without limiting paragraph (a) above, not employ the Vessel nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions; and

(d)
not appoint any manager or agent to manage the Vessel unless such party undertakes to procure that any agreement entered into relating to the management, employment or operation of the Vessel contains a clause in which the counterparty undertakes to comply with all Sanctions.

23.10	ISPS Code
Without limiting paragraph (a) of Clause 23.9 (Compliance with laws etc.), the Borrower shall:
(a)	procure that the Vessel and the company responsible for the Vessel’s compliance with the ISPS Code comply with the ISPS Code; and
(b)	maintain an ISSC and an IAPPC for the Vessel; and

(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.
23.11	Green scrapping
(a)
The Borrower shall use reasonable endeavours (including the implementation of internal policies) to ensure that any scrapping of the Vessel is carried out in accordance with the IMO Convention for the Safe and Environmentally Sound Recycling of Ships.

(b)
The Borrower shall use reasonable endeavours to obtain (in its first survey) and to maintain (in subsequent surveys) a green passport notification (based on the inventory of hazardous materials) for the Vessel from the Approved Classification Society.

23.12	Sanctions and Vessel trading
Without limiting Clause 23.9 (Compliance with laws etc.), the Borrower shall procure:
(a)	that the Vessel shall not be used by or for the benefit of a Prohibited Person;
(b)	that the Vessel shall not be used in trading in any manner contrary to Sanctions (or which could be contrary to Sanctions if Sanctions were binding on each Transaction Obligor); and
(c)	that the Vessel shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances.
23.13	Trading in war zones
In the event of hostilities in any part of the world (whether war is declared or not), the Borrower shall not cause or permit the Vessel to enter or trade to any zone which is declared a war zone by any government or by the Vessel’s war risks insurers unless:
(a)	the prior written consent of the Security Agent acting on the instructions of the Majority Lenders has been given; and
(b)	the Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Agent acting on the instructions of the Majority Lenders may require.
23.14	Monitoring
(a)
The Borrower shall (or shall procure that any Charterer and the Approved Technical Manager shall) allow the Security Agent (or its agents), at any time and from time to time, to access all information pertaining to the Vessel (including the movement of the Vessel) using any and all available means.

(b)	All costs incurred by the Security Agent (and any of its agents) under paragraph (a) of Clause 23.14 (Monitoring) above shall be for the account of the Lenders.
23.15	Provision of information
Without prejudice to Clause 18.5 (Information: miscellaneous) the Borrower shall promptly provide the Facility Agent with any information which it requests regarding:
(a)	the Vessel, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to its master and crew;
(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Vessel and any payments made by it in respect of the Vessel;
(d)	any towages and salvages; and
(e)	its compliance, the Approved Manager’s compliance and the compliance of the Vessel with the ISM Code and the ISPS Code, and, upon the Facility Agent’s request, the Borrower shall promptly provide copies of class records, any inspection reports obtained for the Vessel, any current Charter relating to the Vessel, any current guarantee of any such Charter, the Vessel’s Safety Management Certificate and any relevant Document of Compliance.
23.16	Notification of certain events
The Borrower shall immediately notify the Facility Agent in writing, of:
(a)	any casualty to the Vessel which is or is likely to be or to become a Major Casualty;
(b)	any occurrence as a result of which the Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss;
(c)	any requisition of the Vessel for hire;
(d)	any requirement or recommendation made in relation to the Vessel by any insurer or classification society or by any competent authority which is not immediately complied with;
(e)	any arrest or detention of the Vessel, any exercise or purported exercise of any lien on the Vessel or the Earnings;
(f)	any intended dry docking of the Vessel;
(g)	any Environmental Claim made against the Borrower or in connection with the Vessel, or any Environmental Incident;
(h)	any claim for breach of the ISM Code or the ISPS Code being made against the Borrower, an Approved Manager or otherwise in connection with the Vessel; or
(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with, and the Borrower shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to the Borrower’s, any such Approved Manager’s or any other person’s response to any of those events or matters.
23.17	Restrictions on chartering, appointment of managers etc.
The Borrower shall not:
(a)	let the Vessel on demise charter for any period;

(b)	enter into any time, voyage or consecutive voyage charter in respect of the Vessel other than a Permitted Charter;
(c)	change, cancel or terminate any Assignable Charter or any Charter Guarantee in respect of such Assignable Charter;
(d)	change, cancel or terminate a Management Agreement;
(e)	appoint a manager of the Vessel other than an Approved Manager or agree to any alteration to the terms of an Approved Manager’s appointment;
(f)	de activate or lay up the Vessel; or
(g)
put the Vessel into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on the Vessel or the Earnings for the cost of such work or for any other reason.

23.18	Notice of Mortgage
The Borrower shall keep the Mortgage registered against the Vessel as a valid first priority mortgage, carry on board the Vessel a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of the Vessel a framed printed notice stating that the Vessel is mortgaged by the Borrower to the Security Agent.
23.19	Sharing of Earnings
The Borrower shall not enter into any agreement or arrangement for the sharing of any Earnings.
23.20	Nuclear materials
The Borrower shall not permit the Vessel to carry any nuclear material or any nuclear waste.
23.21	Notification of compliance
The Borrower shall promptly provide the Facility Agent, upon the Facility Agent’s request, from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 23 (Post-Delivery Vessel Undertakings).
24	SECURITY COVER
24.1	Minimum required security cover
Clause 24.2 (Provision of additional security; prepayment) applies if the Facility Agent notifies the Borrower that:
(a)	the Market Value of the Vessel; plus
(b)	the net realisable value of additional Security previously provided under this Clause 24.1 (Minimum required security cover), is below 125 per cent. of the ~~Loan~~aggregate of the Loan and the Hedging Close Out Liabilities.

24.2	Provision of additional security; prepayment
(a)
If the Facility Agent serves a notice on the Borrower under Clause 24.1 (Minimum required security cover), the Borrower shall, on or before the date falling one Month after the date on which the Facility Agent’s notice is served (the “Prepayment Date”), prepay such part of the Loan as shall eliminate the shortfall.

(b)
The Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that the Guarantor or a third party has provided, additional security (in the form of cash or otherwise) which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders:

(i)	has a net realisable value at least equal to the shortfall; and
(ii)	is documented in such terms as the Facility Agent may approve or require, before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.
24.3	Value of additional vessel security
The net realisable value of any additional security which is provided under Clause 24.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.
24.4	Valuations binding
Any valuation under this Clause 24 (Security Cover) shall be binding and conclusive as regards the Borrower.
24.5	Provision of information
(a)
The Borrower shall promptly provide the Facility Agent and any shipbroker acting under this Clause 24 (Security Cover) with any information which the Facility Agent or the shipbroker may request for the purposes of the valuation.

(b)
If the Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Facility Agent considers prudent.

24.6	Prepayment mechanism
Any prepayment pursuant to Clause 24.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.3 (Voluntary prepayment of Loan).
24.7	Provision of valuations
(a)
The Facility Agent shall be entitled to test the security requirements under Clause 24.1 (Minimum required security cover) by reference to valuations in respect of the Vessel from the required number of Approved Valuers semi-annually and on dates to be selected by the Facility Agent.

(b)
The Facility Agent shall at the request of the Lenders additionally be entitled to test the security cover requirement under Clause 24.1 (Minimum required security cover) by reference to a valuation in respect of the Vessel from the required number of Approved Valuers at any time and each such valuation shall be at the expense of the Lenders except where the Borrower is by means of such valuation(s) shown to be in breach of Clause 24.1 (Minimum required security cover).

(c)
Subject to paragraph (d) below, the Market Value of the Vessel shall be determined by reference to one valuation of the Vessel as given by an Approved Valuer selected and appointed by the Facility Agent and such valuation shall be addressed to the Facility Agent.

(d)
If requested by the Borrower in relation to paragraph (c) above, a second Approved Valuer shall be selected by the Borrower and appointed by the Facility Agent and such valuation shall be addressed to the Facility Agent, and the Market Value of the Vessel shall be the arithmetic average of the two valuations.

(e)
If one such valuation in respect of the Vessel obtained pursuant to paragraphs (c) and (d) above differs by at least 10 per cent. from the other valuation, then a third valuation for the Vessel shall be obtained from an Approved Valuer selected by the Borrower and appointed by the Facility Agent and such valuation shall be addressed to the Facility Agent, and the Market Value of the Vessel shall be the arithmetic average of all three such valuations.

(f)
The Facility Agent may at any time after a Default has occurred and is continuing obtain valuations of the Vessel and any other vessel over which additional security has been created in accordance with Clause 24.2 (Provision of additional security; prepayment) from Approved Valuers to enable the Facility Agent to determine the Market Values of the Vessel and any other vessel.

(g)
The valuations referred to in paragraph (a), (b), (c), (d), (e) and (f) above and the valuations required to determine the Market Value of the Fleet Vessels at all required times pursuant to Clause 19.2 Guarantor’s financial covenants), shall be obtained at the cost and expense of the Borrower (except where specified in paragraph (b) above) and the Borrower shall within three Business Days of demand by the Facility Agent pay to the Facility Agent all costs and expenses incurred by it in obtaining any such ~~valuation~~valuations.

25	ACCOUNTS ~~AND~~ ,APPLICATION OF EARNINGS AND HEDGE RECEIPTS
25.1	Account bank
Subject to Clause ~~25.6~~ 25.7 (Location of Accounts), each Account must be held with the Account Bank.
25.2	Accounts
(a)	The Borrower must operate each Account in accordance with this Clause 25 (Accounts and Application of Earnings and Hedge Receipts) and the provisions of the Account Security.
(b)	Account Security must be provided in respect of any Account opened after the date of this Agreement.
25.3	Payment of Earnings
The Borrower shall ensure thatr:

(a)	subject only to the provisions of the General Assignment, all the Earnings are paid in to the Earnings Account~~.~~; and
(b)	all Hedge Receipts are paid in to the Earninss Account.
25.4	Application of Earnings
The Borrower shall transfer from the Earnings Account to the Facility Agent:
(a)	on each Repayment Date, the amount of the Repayment Instalment then due on the Repayment Date; and
(b)	on the last day of each Interest Period, the amount of interest then due on that date; and
(c)	on any day on which an amount is otherwise due from the Borrower under a Finance Document, an amount necessary to meet that due amount, and the Borrower irrevocably authorizes and instructs:
(i)
the Account Bank to make those transfers in accordance with the instructions of the Facility Agent (copied to the Security Agent, who, as security taker under the Accounts Security, agrees for itself and on behalf of the other pledgees that such transfers may be made);

(ii)	the Facility Agent to apply the transferred amounts in payment of the relevant Repayment Instalment, interest amount or other amount due.
25.5	Shortfall in Earnings
(a)
If the credit balance on the Earnings Account is insufficient for the required amount to be transferred under Clause 25.4 (Application of Earnings), the Borrower shall make up the amount of the insufficiency.

(b)	The Borrower may not make up all or any part of the insufficiency by utilising Minimum Liquidity Amount in the Earning Account.
25.6	~~25.5~~Application of funds
Until an Event of Default occurs, the Facility Agent shall on each Repayment Date and on each Interest Payment Date distribute to the Finance Parties in accordance with Clause 33.2 (Distributions by the Facility Agent) so much of the then balance on the Earnings Account as equals:
(a)	the Repayment Instalment due on that Repayment Date; and
(b)	the amount of interest payable on that Interest Payment Date, in discharge of the Borrower’s liability for that Repayment Instalment or that interest.
25.7	~~25.6~~Location of Accounts
The Borrower shall promptly:

(a)	comply with any requirement of the Facility Agent as to the location or relocation of the Accounts (or any of them); and
(b)
execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) each Account.

25.8	~~25.7~~Miscellaneous Accounts provisions
(a)	No Finance Party is responsible or liable to any Transaction Obligor for:
(b)	~~(a)~~any non-payment of any liability of a Transaction Obligor which could be paid out of moneys standing to the credit of the Earnings Account; or
(c)	~~(b)~~any withdrawal wrongly made, if made in good faith.
25.9	~~25.8~~Withdrawals from Earnings Account
Subject to Clause 19.1 (Borrower’s minimum liquidity) and Clause 25.4 (Application of Earnings), and Clause 25.5 (Shortfall in Earnings), the Borrower shall be entitled to withdraw any balance standing to the credit of the Earnings Account for the purpose of complying with its obligations under this Agreement and the other Finance Documents and to cover the operating expenses (including any general and administrative expenses) of the Vessel Provided that:
(a)	the Borrower is in compliance with Clause 19.1 (Borrower’s minimum liquidity) ~~and~~ , Clause 25.4 (Application of Earnings) and Clause 25.5 (Shortfall in Earnings) at the relevant time; and
(b)	no Event of Default has occurred and is continuing or would result from such withdrawal.
26	EVENTS OF DEFAULT
26.1	General
Each of the events or circumstances set out in this Clause 26 (Events of Default) is an Event of Default except for Clause 26.18 (Acceleration) and Clause 26.19 (Enforcement of security).
26.2	Non-payment
A Transaction Obligor (other than an Approved Manager) does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:
(a)	its failure to pay is caused by:
(i)	administrative or technical error; or
(ii)	a Disruption Event; and
(b)	payment is made within three Business Days of its due date.

26.3	Specific obligations
A breach occurs of Clause 4.5 (Waiver of conditions precedent), Clause 19 (Financial Covenants), Clause 20.9 (Title), Clause 20.10 (Negative pledge), Clause 20.21 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 21.2 (Maintenance of obligatory insurances), Clause 21.3 (Terms of obligatory insurances), Clause 21.5 (Renewal of obligatory insurances), Clause 23.9 (Compliance with laws etc.) in relation to Sanctions or Clause 24 (Security Cover).
26.4	Other obligations
(a)	A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.2 (Non-payment) and Clause 26.3 (Specific obligations)).
(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the Facility Agent giving notice to the Borrower or (if earlier) any Transaction Obligor becoming aware of the failure to comply.

26.5	Misrepresentation
Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.
26.6	Cross default
(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.
(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).
(d)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 26.6 (Cross default) in respect of the Group taken as a whole (other than the Borrower) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above in respect of the Group taken as a whole (other than the Borrower) is less than $10,000,000 (or its equivalent in any other currency).

26.7	Insolvency
(a)	A Transaction Obligor (other than an Approved Manager):
(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;
(iii)	suspends or threatens to suspend making payments on any of its debts; or
(iv)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Transaction Obligor is less than its liabilities (taking into account contingent and prospective liabilities).
(c)	A moratorium is declared in respect of any indebtedness of any Transaction Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.
26.8	Insolvency proceedings
(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Transaction Obligor (other than an Approved Manager);

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Transaction Obligor (other than an Approved Manager);
(iii)
the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Transaction Obligor (other than an Approved Manager) or any of its assets; or

(iv)	enforcement of any Security over any assets of any Transaction Obligor (other than an Approved Manager), or any analogous procedure or step is taken in any jurisdiction.
(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.
26.9	Creditors’ process
Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of a Transaction Obligor (which is not an Approved Manager) (other than an arrest or detention of the Vessel in which case paragraph (b) of Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss) shall apply) having in the case of the Guarantor an aggregate value in excess of $500,000 (or its equivalent in any other currency), and is not discharged within 14 days.
26.10	Ownership of the Obligors and the Shareholder
(a)	The Borrower or the Shareholder is not or ceases to be a 100 per cent. directly or indirectly owned Subsidiary of the Guarantor.

~~(b)~~	~~The Disclosed Persons in relation to each Obligor and the Shareholder cease to control that that Obligor or the Shareholder.~~
(b)
The Ultimate Beneficial Owner ceases to be the direct or indirect beneficial owner of at least 50.1 per cent. of the issued and outstanding common stock (and the ultimate voting rights attaching to such stock) of the Guarantor or ceases to control directly or indirectly the Guarantor.

(c)	For the purpose of paragraph (b) above “control” means-:=the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(i)	~~(A)~~cast, or control the casting of, ~~100~~ more than 50.1 per cent. of the maximum number of votes that might be cast at a general meeting of ~~that Obligor or the Shareholder~~ Guranator; or
(ii)	~~(B)~~appoint or remove all, or the majority, of the directors or other equivalent officers of ~~that Obligor or the Shareholder~~ Guarantor; or
(iii)
~~(C)~~give directions with respect to the operating and financial policies of that ~~that Obligor or the Shareholder~~ the Guarantor with which the directors or other equivalent officers of ~~that Obligor or the Shareholder~~ Guarantor are obliged to comply; and/or.

(d)	The Ultimate Beneficial Owner ceases to be the chairman of the board of directors and/or the chief executive officer of the Guarantor.
(e)
Without the prior written consent of all the Lenders, the shares of the Guarantor cease to be listed on the Nasdaq Stock Market or another stock exchange acceptable to the Facility Agent (acting on the instructions of all the Lenders).

(f)
~~(ii) the holding beneficially~~ No Event of Default under paragraph (a) above will occur if, in connection with a Permitted Ultimate Beneficial Ownership Change, the Ultimate Beneficial  Owner becomes the ultimate, direct or indirect, legal and beneficial holder of 100 per cent. of the issued share capital of ~~that Obligor or the Shareholder (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital)~~. the Borrower, subject to:

(i)
the Ultimate Beneficial Owner giving at least 30 days’ prior written notice to the Facility Agent of its intention to make a Permitted Ultimate Beneficial Ownership Change, including full details of the entity wholly beneficially owned by the Ultimate Beneficial  Owner which would become the new legal and direct owner of all the issued share capital of the Borrower in place of the Shareholder pursuant to the Permitted Ultimate Beneficial Ownership Change (the “New Shareholder”);

(ii)
the Facility Agent (acting on the instructions of all the Lenders in their sole discretion) giving its written consent to such Permitted Ultimate Beneficial Ownership Change and approving the New Shareholder;

(iv)	the Ultimate Beneficial Owner becoming the ultimate beneficial owner, and the New Shareholder becoming the legal and direct owner, of all of the issued share capital of the Borrower simultaneously;
(iv)	the New Shareholder providing Security over the share capital of the Borrower in favour of the Security Agent in form and substance in all respects satisfactory to the

Facility Agent (acting on the instructions of all the Lenders in their sole discretion) on the date on which the Permitted Ultimate Beneficial Ownership Change is effected; and
(v)
the Transaction Obligors executing and delivering to the Facility Agent by no later than the date on which the Permitted Ultimate Beneficial Ownership Change is effected, an agreement or deed in form and substance in all respects satisfactory to the Facility Agent (acting on the instructions of all the Lenders in their sole discretion) amending, supplementing and/or restating this Agreement and the other Finance Documents for the purpose of implementing any amendments which the Finance Parties may deed necessary in connection with the Permitted Ultimate Beneficial Ownership Change and paragraph (f) of this Clause 26.10 (Ownership of the Obligors and the Shareholder).

26.11	Unlawfulness, invalidity and ranking
(a)	It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.
(b)	Any obligation of a Transaction Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.
(c)
Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.
26.12	Security imperilled; flag instability
(a)	Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.
(b)
The state of the Approved Flag of the Vessel is or becomes involved in hostilities or civil war or there is a seizure of power in such state by unconstitutional means, or any other event occurs in relation to the Vessel, the Mortgage or the Approved Flag and in the reasonable opinion of the Facility Agent such event is likely to have a Material Adverse Effect unless the Borrower, within 30 days of the occurrence of such event (or such longer period as may be agreed by the Facility Agent acting with the authorisation of the Lenders) re-registers the Vessel on an alternative flag approved pursuant to Clause 23.2 (Vessel’s names and registration) and subject to:

(i)
the Vessel remaining subject to Security created by a first priority or preferred ship mortgage on the Vessel and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority security) on substantially the same terms as the Mortgage and if applicable, a Deed of Covenant and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Lenders, shall reasonably approve or require; and

(ii)	the execution of such other documentation amending and supplementing the Finance Documents, as the Facility Agent, acting with the authorisation of the Lenders, shall reasonably approve or require.

26.13	Cessation of business
Any Transaction Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.
26.14	Expropriation
The authority or ability of any Transaction Obligor (other than an Approved Manager) to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Transaction Obligor (other than an Approved Manager) or any of its assets (and the aggregate value of any such action in relation to the Guarantor being in excess of $1,000,000 (or its equivalent in any other currency)) other than:
(a)	an arrest or detention of the Vessel (in which case paragraph (b) of Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss) shall apply);
(b)	any Requisition; or
(c)	an expropriation of the Vessel which is reversed within 30 days of its initial occurrence with the Borrower having full and unrestricted control over, and possession of, the Vessel.
26.15	Repudiation and rescission of agreements
A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.
26.16	Litigation
Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any Transaction Obligor (other than an Approved Manager) or any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect.
26.17	Material adverse change
Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.
26.18	Acceleration
On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:
(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(c)
declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders,

and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Security Agent may take any action referred to in Clause 26.19 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

26.19	Enforcement of security
On and at any time after the occurrence of an Event of Default the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 26.18 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

SECTION 9
CHANGES TO PARTIES
27	CHANGES TO THE LENDERS
27.1	Assignments and transfers by the Lenders
Subject to this Clause 27 (Changes to the Lenders), a Lender (the “Existing Lender”) may:
(a)	assign any of its rights; or
(b)	transfer by novation any of its rights and obligations,
under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).
27.2	Conditions of assignment or transfer
(a)	The prior written consent of an Obligor is required for an assignment or transfer by an Existing Lender unless the assignment or transfer is:
(i)	~~(i)~~ to another Lender or an Affiliate of a Lender;
(ii)	~~(ii)~~ if the Existing Lender is a fund, to a fund which is a Related Fund; or
(iii)	~~(iii)~~ made after the occurrence of an Event of Default,
in each of which cases no Obligor’s consent will be required.
The consent of an Obligor to an assignment or transfer by an Existing Lender shall not be unreasonably withheld or delayed.  An Obligor shall be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by that Obligor within that time.
The consent of an Obligor to an assignment or transfer by an Existing Lender shall not be withheld solely because the assignment or transfer may result in an increase to any amount payable under Clause 14.3 (Mandatory Cost).
(b)	The consent of the Facility Agent is required for an assignment or transfer by an Existing Lender, such consent not to be unreasonably withheld.
(c)	An assignment will only be effective on:
(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Creditor Parties as it would have been under if it were an Original Lender; and

(ii)
performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(d)	A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.
(e)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.  This paragraph (e) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.
(f)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that:
(i)
the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender; and

(ii)
it has received a copy of each of the Security Documents which are governed by German law and which are account pledges, is aware of the contents of such account pledges and expressly consents to the declarations of the Security Agent made on behalf of the New Lender (as future pledgee) in such account pledges.

27.3	Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $10,000.
27.4	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;
(ii)	the financial condition of any Transaction Obligor;
(iii)	the performance and observance by any Transaction Obligor of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded.
(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Creditor Parties that it:
(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.
(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27 (Changes to the Lenders); or
(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Transaction Documents or otherwise.
27.5	Procedure for transfer
(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.  Upon execution by the Facility Agent, the Security Agent shall also execute the Transfer Certificate.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:
(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Transaction Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)
each of the Transaction Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Transaction Obligor and the Existing Lender;

(iii)
the Facility Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.
27.6	Procedure for assignment
(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.  Upon execution by the Facility Agent, the Security Agent shall also execute the Assignment Agreement.

(b)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:
(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.
(d)
Lenders may utilise procedures other than those set out in this Clause 27.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Transaction Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Transaction Obligor from the obligations owed to that Transaction Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer).

27.7	Copy of Transfer Certificate or Assignment Agreement to Borrower
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.
27.8	Security over Lenders’ rights
In addition to the other rights provided to Lenders under this Clause 27 (Changes to the Lenders), each Lender may, with the prior written consent of an Obligor (such consent not to be unreasonably withheld or delayed), at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)
any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:
(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by a Transaction Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

An Obligor shall be deemed to have given its consent to the creation of any charge, assignment or other Security referred to in this Clause 27.8 (Security over Lenders’ rights),— five Business Days after a Lender has requested it unless consent is expressly refused by that Obligor within that time.
27.9	Pro rata interest settlement
If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):
(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and
(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(c)	In this Clause 27.9 (Pro rata interest settlement) references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.
28	CHANGES TO THE TRANSACTION OBLIGORS
28.1	Assignment or transfer by Transaction Obligors
No Transaction Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.
28.2	Release of security
(a)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:
(i)	the disposal is permitted by the terms of any Finance Document;
(ii)	all the Lenders agree to the disposal;
(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or
(iv)	the disposal is being effected by enforcement of a Security Document, the Security Agent may release the asset(s) being disposed of from any security over those assets created by a Security Document.  However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).
(b)
If the Security Agent is satisfied that a release is allowed under this Clause 28.2 (Release of security) (at the request and expense of the Borrower) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release.  Each other Finance Party irrevocably authorises the Security Agent to enter into any such document.  Any release will not affect the obligations of any other Transaction Obligor under the Finance Documents.

SECTION 10
THE FINANCE PARTIES
29	THE FACILITY AGENT, THE ARRANGER AND THE REFERENCE BANKS
29.1	Appointment of the Facility Agent
(a)	Each of the Arranger ~~and~~, the Lenders and the Hedge Counterparties appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.
(b)
Each of the Arranger ~~and~~, the Lenders and the Hedge Counterparties authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Instructions
(a)	The Facility Agent shall:
(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)	in all other cases, the Majority Lenders; and
(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)
The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:
(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;
(iii)	in respect of any provision which protects the Facility Agent’s own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.
(e)
If giving effect to instructions given by the Majority Lenders would in the Facility Agent’s opinion have an effect equivalent to an amendment or waiver referred to in Clause 42 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

(f)
In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties.

(g)
The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 29.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties.  The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

(i)
The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

29.3	Duties of the Facility Agent
(a)	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.
(c)	Without prejudice to Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.
(d)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
29.4	Role of the Arranger
Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.
29.5	No fiduciary duties
(a)	Nothing in any Finance Document constitutes the Facility Agent or the Arranger as a trustee or fiduciary of any other person.
(b)	Neither the Facility Agent nor the Arranger shall be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.
29.6	Application of receipts
Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 33.5 (Application of receipts; partial payments).
29.7	Business with the Group
The Facility Agent and the Arranger may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.
29.8	Rights and discretions
(a)	The Facility Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and
(B)	unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.2 (Non-payment));
(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and
(iii)	any notice or request made by the Borrower (other than a Drawdown Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.
(c)	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)
The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:
(i)	be liable for any error of judgment made by any such person; or
(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Facility Agent’s gross negligence or wilful misconduct.
(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.
(h)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(i)
Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

29.9	Responsibility for documentation
Neither the Facility Agent nor the Arranger is responsible or liable for:
(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arranger, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Finance Party or Creditor Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.10	No duty to monitor
The Facility Agent shall not be bound to enquire:
(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or
(c)	whether any other event specified in any Transaction Document has occurred.
29.11	Exclusion of liability
(a)
Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 33.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or
(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or
(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
(b)
No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out:
(i)	any “know your customer” or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, on behalf of any Finance Party and each Finance Party confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.
(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent’s liability, any liability of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss.  In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.
29.12	Lenders’ indemnity to the Facility Agent
(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.
(c)
Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor. ~~acting through an office in the United Kingdom~~

29.13	Resignation of the Facility Agent
(a)	The Facility Agent may resign and appoint one of its Affiliates ~~acting through an office in the United Kingdom~~ as successor by giving notice to the other Finance Parties and the Borrower.
(b)
Alternatively, the Facility Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent ~~(acting through an office in the United Kingdom)~~.

(c)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent acting through an office in the United Kingdom.

(d)
If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 29 (The Facility Agent, the Arranger and the Reference Banks) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent’s normal fee rates and those amendments will bind the Parties.

(e)
The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.  The Borrower shall, within three Business Days of demand, reimburse the retiring Facility Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.
(g)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Facility Agent) and this Clause 29 (The Facility Agent, the Arranger and the Reference Banks) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent.  Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)
The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Facility Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (e) above shall be for the account of the Borrower.

(i)	The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.
(j)
The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)
the Facility Agent fails to respond to a request under Clause 12.7 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Facility Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, that Lender, by notice to the Facility Agent, requires it to resign.

29.14	Confidentiality
(a)
In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

29.15	Relationship with the other Finance Parties
(a)
Subject to Clause 27.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender or Hedge Counterparty at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, the Hedge Counterparty:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement.
(b)
Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.  Each Finance Party shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent.

(c)
Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.5 (Electronic communication) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 36.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.16	Credit appraisal by the Finance Parties
Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:
(a)	the financial condition, status and nature of each member of the Group;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any ~~other~~ information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

29.17	Facility Agent’s management time
Any amount payable to the Facility Agent under Clause 14.4 (Indemnity to the Facility Agent), Clause 15 (Costs and Expenses) and Clause 29.12 (Lenders’ indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).
29.18	Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.19	Reliance and engagement letters
Each Creditor Party confirms that each of the Arranger and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.
29.20	Full freedom to enter into transactions
Without prejudice to Clause 29.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:
(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:
(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.
29.21	Role of Reference Banks
(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.
(b)
No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)	No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 29.21 (Role of Reference Banks) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.
29.22	Third Party Reference Banks
A Reference Bank which is not a Party may rely on Clause 29.21 (Role of Reference Banks), Clause 42.3 (Other exceptions) and Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.
30	THE SECURITY AGENT
30.1	Trust
(a)
The Security Agent declares that it holds the Security Property on trust for the Creditor Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 30 (The Security Agent) and the other provisions of the Finance Documents.

(b)
Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2	Parallel Debt (Covenant to pay the Security Agent)
(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.
(b)	The Parallel Debt of an Obligor:
(i)	shall become due and payable at the same time as its Corresponding Debt;
(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.
(c)	For the purposes of this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent), the Security Agent:
(i)	is the independent and separate creditor of each Parallel Debt;
(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and
(iii)
shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and
(ii)	increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of an Obligor shall be:
(A)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and
(B)	increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.
(e)
All amounts received or recovered by the Security Agent in connection with this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 33.5 (Application of receipts; partial payments).

(f)	This Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.
30.3	Enforcement through Security Agent only
The Creditor Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.
30.4	Instructions
(a)	The Security Agent shall:
(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by:

(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and
(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)
The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:
(i)	where a contrary indication appears in a Finance Document;
(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;
(iii)	in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the relevant Creditor Parties.
(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:
(A)	Clause 30.28 (Application of receipts upon enforcement);
(B)	Clause 30.29 (Permitted Deductions); and
(C)	Clause 30.30 (Prospective liabilities).
(e)
If giving effect to instructions given by the Majority Lenders would in the Security Agent’s opinion have an effect equivalent to an amendment or waiver referred to in Clause 42 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:
(i)	it has not received any instructions as to the exercise of that discretion; or
(ii)	the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above, the Security Agent shall do so having regard to the interests of all the Creditor Parties.
(g)
The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)	Without prejudice to the remainder of this Clause 30.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.
(j)
The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

30.5	Duties of the Security Agent
(a)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.
(c)
Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
30.6	No fiduciary duties
(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor.
(b)	The Security Agent shall not be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account.
30.7	Business with the Group
The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.
30.8	Rights and discretions
(a)	The Security Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;
(B)	unless it has received notice of revocation, that those instructions have not been revoked; and
(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
(b)
The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Creditor Parties) that:
(i)	no Default has occurred;
(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and
(iii)	any notice or request made by the Borrower (other than a Drawdown Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.
(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(e)
Without prejudice to the generality of paragraph (d) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

(f)
The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or
(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Security Agent’s gross negligence or wilful misconduct.
(h)
Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.

(i)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)
Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.9	Responsibility for documentation
None of the Security Agent, any Receiver or Delegate is responsible or liable for:
(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arranger, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Creditor Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.10	No duty to monitor
The Security Agent shall not be bound to enquire:
(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or
(c)	whether any other event specified in any Transaction Document has occurred.

30.11	Exclusion of liability
(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising,, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or
(iv)	without prejudice to the generality of sub-paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
(b)
No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.
(e)
Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate, any liability of the Security Agent or any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss.  In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

30.12	Lenders’ indemnity to the Security Agent
(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Finance Documents (unless the Security Agent, Receiver or Delegate has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.
(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.
30.13	Resignation of the Security Agent
(a)	The Security Agent may resign and appoint one of its Affiliates ~~acting through an office in the United Kingdom~~ as successor by giving notice to the other Finance Parties and the Borrower.
(b)
Alternatively, the Security Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Security Agent ~~(acting through an office in the United Kingdom)~~.

(c)	If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security

Agent may appoint a successor Security Agent ~~(acting through an office in the United Kingdom)~~.
(d)
The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.  The Borrower shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Agent’s resignation notice shall only take effect upon:
(i)	the appointment of a successor; and
(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.
(f)
Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 30.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 14.5 (Indemnity to the Security Agent) and this Clause 30 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent.  Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

(h)	The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.
30.14	Confidentiality
(a)
In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.15	Credit appraisal by the Finance Parties
Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:
(a)	the financial condition, status and nature of each member of the Group;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

30.16	Security Agent’s management time
(a)
Any amount payable to the Security Agent under Clause 14.5 (Indemnity to the Security Agent), Clause 15 (Costs and Expenses) and Clause 30.12 (Lenders’ indemnity to the Security Agent) shall include the cost of utilising the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Security Agent under Clause 11 (Fees).

(b)	Without prejudice to paragraph (a) above, in the event of:
(i)	a Default;
(ii)
the Security Agent being requested by a Transaction Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (c) below.
(c)
If the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

30.17	Reliance and engagement letters
Each Creditor Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.
30.18	No responsibility to perfect Transaction Security
The Security Agent shall not be liable for any failure to:
(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;
(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;
(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)
take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.
30.19	Insurance by Security Agent
(a)	The Security Agent shall not be obliged:
(i)	to insure any of the Security Assets;
(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document, and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.
(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

30.20	Custodians and nominees
The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.
30.21	Delegation by the Security Agent
(a)
Each of the Security Agent, any Receiver and any Delegate may, at anytime, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)
That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Creditor Parties.

(c)
No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

30.22	Additional Security Agents
(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:
(i)	if it considers that appointment to be in the interests of the Creditor Parties; or
(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or
(iii)	for obtaining or enforcing any judgment in any jurisdiction,
and
the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.
(b)	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance

Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.
(c)
The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

30.23	Acceptance of title
The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.
30.24	Releases
Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Creditor Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.
30.25	Winding up of trust
If the Security Agent, with the approval of the Facility Agent determines that:
(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and
(b)
no Creditor Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then
(i)
the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 30.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.
30.26	Powers supplemental to Trustee Acts
The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

30.27	Disapplication of Trustee Acts
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents.  Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.
30.28	Application of receipts upon enforcement
All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 30 (The Security Agent), the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 30 (The Security Agent)), in the following order of priority:
(a)	in discharging any sums owing to the Security Agent (in its capacity as such) other than pursuant to Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or any Receiver or Delegate;
(b)
in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Creditor Parties, for application towards the discharge of all sums due and payable by any Transaction Obligor under any of the Finance Documents in accordance with Clause 33.5 (Application of receipts; partial payments);

(c)
if none of the Transaction Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Transaction Obligor; and

(d)	the balance, if any, in payment or distribution to the relevant Transaction Obligor.
30.29	Permitted Deductions
(a)	The Security Agent may, in its discretion:
(i)
set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(ii)
pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

(b)
For the purposes of sub-paragraph (i) of paragraph (a) above, if the Security Agent has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

30.30	Prospective liabilities
Following acceleration, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 33.5 (Application of receipts; partial payments) in respect of:
(a)	any sum to the Security Agent, any Receiver or any Delegate; and
(b)	any part of the Secured Liabilities,
that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.
30.31	Investment of proceeds
Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 33.5 (Application of receipts; partial payments) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 30.31 (Investment of proceeds).
30.32	Currency conversion
(a)
For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
30.33	Good discharge
(a)
Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Creditor Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)
The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

30.34	Amounts received by Obligors
If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

30.35	Application and consideration
In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this Clause 30 (The Security Agent).
30.36	Full freedom to enter into transactions
Without prejudice to Clause 30.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:
(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:
(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.
31	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:
(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32	SHARING AMONG THE FINANCE PARTIES
32.1	Payments to Finance Parties
If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from a Transaction Obligor other than in accordance with Clause 33 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due to it under the Finance Documents then:
(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;
(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Application of receipts; partial payments).

32.2	Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 33.5 (Application of receipts; partial payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.
32.3	Recovering Finance Party~~’s~~’s rights
On a distribution by the Facility Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.
32.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
(a)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)
as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.

32.5	Exceptions
(a)
This Clause 32 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and
(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11
ADMINISTRATION
33	PAYMENT MECHANICS
33.1	Payments to the Facility Agent
(a)
On each date on which a Transaction Obligor or a Lender is required to make a payment under a Finance Document, that Transaction Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.

33.2	Distributions by the Facility Agent
Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to a Transaction Obligor) and Clause 33.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London), as specified by that Party or, in the case of the Advance, to such account of such person as may be specified by the Borrower in the Drawdown Request.
33.3	Distributions to a Transaction Obligor
The Facility Agent may (with the consent of the Transaction Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Transaction Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Transaction Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.
33.4	Clawback and pre-funding
(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.
(c)
If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Facility Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Facility Agent; and
(ii)
the Lender by whom those funds should have been made available or, if ~~the~~ that Lender fails to do so, the Borrower shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

33.5	Application of receipts; partial payments
(a)
If the Facility Agent or the Security Agent (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Finance Documents, the Facility Agent or the Security Agent (as applicable) shall apply that payment towards the obligations of that Transaction Obligor under the Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of-:
(A)	any accrued interest and fees due but unpaid to the Lenders under this Agreement; and
(B)	any periodical payments (not being payments as a result of termination or closing out) due but unpaid to the Hedge Counterparties under the Hedging Agreements;
(iii)	thirdly, in or towards payment pro rata of-:
(A)	any principal due but unpaid to the Lenders under this Agreement; and
(B)	any payments as a result of termination or closing out due but unpaid to the Hedge Counterparties under the Hedging Agreements; and
(iv)	fourthly, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.
(b)
The Facility Agent shall, if so directed by the Majority Lenders and the Hedge Counterparties, vary, or instruct the Security Agent to vary (as applicable), the order set out in sub-paragraphs (ii) to (iv) of paragraph (a) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by a Transaction Obligor.

33.6	No set-off by Transaction Obligors
(a)	All payments to be made by a Transaction Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
(b)	Paragraph (a) above shall not affect the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.
33.7	Business Days
(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
33.8	Currency of account
(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.
(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.
33.9	Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.10	Currency Conversion
(a)
For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
33.11	Disruption to Payment Systems etc.
If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:
(a)
the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)
the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and any Transaction Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 42 (Amendments and Waivers);

(e)
the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
34	SET-OFF
A Finance Party may set off any matured obligation due from a Transaction Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Transaction Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35	BAIL-IN
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
36	NOTICES
36.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.
36.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:
(a)	in the case of the Borrower, that specified in Schedule 1 (The Parties);
(b)
in the case of each Lender, each Hedge Counterparty or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and
(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties), or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.
36.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.
(b)
Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to a Transaction Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.
(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.
(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address and fax number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.
36.5	Electronic communication
(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.
(b)
Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)
Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(d)
Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)
Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 36.5 (Electronic communication).

36.6	English language
(a)	Any notice given under or in connection with any Finance Document must be in English.
(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or
(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36.7	Hedging Agreement
Notwithstanding anything in Clause 1.1  (Definitions), references to the Finance Documents or a Finance Document in this Clause do not include any Hedging Agreement entered into by the Borrower with a Hedge Counterparty in connection with the Facility.
37	CALCULATIONS AND CERTIFICATES
37.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.
37.2	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
37.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.
38	PARTIAL INVALIDITY
~~(a)~~If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
39	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Creditor Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document.  No election to affirm any Finance Document on the part of a Creditor Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.
40	SETTLEMENT OR DISCHARGE CONDITIONAL
Any settlement or discharge under any Finance Document between any Finance Party and any Transaction Obligor shall be conditional upon no security or payment to any Finance Party by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.
41	IRREVOCABLE PAYMENT
If the Facility Agent considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to a Creditor Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.
42	AMENDMENTS AND WAIVERS
42.1	Required consents
(a)
Subject to Clause 42.2 (All Lender matters) and Clause 42.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 42 (Amendments and Waivers).
(c)
Without prejudice to the generality of Clause 29.8 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

42.2	All Lender matters
Subject to Clause 42.4 (Replacement of Screen Rate), an amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:
(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	a postponement to or extension of the date of payment of any amount under the Finance Documents;
(c)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;
(d)	a change in currency of payment of any amount under the Finance Documents;
(e)
an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)	a change to any Transaction Obligor;
(g)	any provision which expressly requires the consent of all the Lenders;
(h)	this Clause 42 (Amendments and Waivers);
(i)
any change to Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Drawdown), Clause 6.2 (Effect of cancellation and prepayment on scheduled repayments), Clause 7.4 (Mandatory prepayment on sale, arrest or Total Loss), Clause 7.5 (Mandatory prepayment of Hedging  Prepayment Proceeds), Clause 8 (Interest), paragraph (a) of Clause 24.7 (Provision of valuations), Clause 25 (Accounts ~~and~~, Application of Earnings and Hedge Receipts), Clause 27 (Changes to the Lenders), Clause 32 (Sharing among the Finance Parties), Clause 46 (Governing Law) or Clause 47 (Enforcement);

(j)
any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);

(k)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:
(i)	the guarantee and indemnity granted under Clause 16 (Guarantee and Indemnity);
(ii)	the Security Assets; or
(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,
(except in the case of sub-paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);
(l)
the release of the guarantee and indemnity granted under Clause 16 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document shall not be made, or given, without the prior consent of all the Lenders.

42.3	Other exceptions
(a)
An amendment or waiver which relates to the rights or obligations of a Servicing Party or the Arranger or a Reference Bank (each in their capacity as such) may not be effected without the consent of that Servicing Party, the Arranger or that Reference Bank, as the case may be.

(b)
An amendment or waiver which relates to and would adversely affect the rights or obligations of a Hedge Counterparty (in its capacity as such) may not be effected without the consent of that Hedge Counterparty.

(c)	The relevant Hedge Counterparty and the Borrower may amend. supplement or waive the terms of any Hedging Agreement if permitted by paragraph (g) of Clause 8.5 (Hedging).
42.4	Replacement of Screen Rate
(a)
Subject to Clause 42.3 (Other exceptions), if the Screen Rate is not available for dollars, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to dollars, in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that benchmark rate) may be made with the consent of the Majority Lenders and the Obligors.

(b)
If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 10 Business Days (unless the Borrower and the Facility Agent agree to a longer time period in relation to any request) of that request being made:

(i)
its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
42.5	Obligor Intent
Without prejudice to the generality of Clauses 1.2 (Construction) and 16.4 (Waiver of defences) each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
43	CONFIDENTIAL INFORMATION
43.1	Confidentiality
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 43.2 (Disclosure of Confidential

Information) and Clause 43.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
43.2	Disclosure of Confidential Information
Any Finance Party may disclose:
(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:
(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction including a securitisation under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 29.15 (Relationship with the other Finance Parties);

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;
(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation including any applicable data protection laws;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;
(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.8 (Security over Lenders’ rights);

(viii)	who is a Party, a member of the Group or any related entity of a Transaction Obligor;
(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or
(x)	with the consent of the Borrower;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(A)
in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party ; and

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors.

43.3	Disclosure to numbering service providers
(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Transaction Obligors the following information:

(i)	names of Transaction Obligors;

(ii)	country of domicile of Transaction Obligors;
(iii)	place of incorporation of Transaction Obligors;
(iv)	date of this Agreement;
(v)	Clause 46 (Governing Law);
(vi)	the names of the Facility Agent and the Arranger;
(vii)	date of each amendment and restatement of this Agreement;
(viii)	amount of Total Commitments;
(ix)	currency of the Facility;
(x)	type of Facility;
(xi)	ranking of Facility;
(xii)	Maturity Date for Facility;
(xiii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xii) above; and
(xiv)	such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)
Each Obligor represents, on behalf of itself and the other Transaction Obligors, that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Facility Agent shall notify the Guarantor and the other Finance Parties of:
(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Transaction Obligors; and
(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Transaction Obligors by such numbering service provider.
43.4	Entire agreement
This Clause 43 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

43.5	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.
43.6	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:
(a)
of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 43.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 43 (Confidential Information).
43.7	Continuing obligations
The obligations in this Clause 43 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:
(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.
44	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS
44.1	Confidentiality and disclosure
(a)
The Facility Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Facility Agent may disclose:
(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause ~~8.5~~ 8.6 (Notification of rates of interest); and
(ii)
any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank, as the case may be.
(c)	The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:
(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.
(d)
The Facility Agent’s obligations in this Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause ~~8.5~~ 8.6 (Notification of rates of interest) provided that (other than pursuant to sub-paragraph (i) of paragraph (b) above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

44.2	Related obligations
(a)
The Facility Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)
of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause 44.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations).
44.3	No Event of Default
No Event of Default will occur under Clause 26.4 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations).
45	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12
GOVERNING LAW AND ENFORCEMENT
46	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
47	ENFORCEMENT
47.1	Jurisdiction
(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
(c)
This Clause 47.1 (Jurisdiction) is for the benefit of the Creditor Parties only.  As a result, no Creditor Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Creditor Parties may take concurrent proceedings in any number of jurisdictions.

47.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(i)
irrevocably appoints Ince Process Agents Limited at its registered office for the time being, presently at Aldgate Tower, 2 Leman Street, London E18QN, England, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART A ~~PART-A~~

THE OBLIGORS
Name of Borrower	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

Zills Owning Company Limited	Marshall Islands	64406
c/o TMS TANKERS LTD.
Athens Licenced Shipping Office
Omega Building.;
80 Kifissias Avenue;
15125, Maroussi, ~~Attikki, Greece~~
Attikki, Greece

Fax: +30 210 8090205
Email: finance@tms-management.org
Attn: Mr. Dimitrios Glynos

Name of Guranator	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

~~Seoul Investment Holdings~~ Dryships Inc.	Marshall Islands	~~77110~~ 11911
c/o TMS TANKERS LTD.
Athens Licenced Shipping Office
Omega Building;
80 Kifissias Avenue.;
15125, Maroussi, ~~Attikki, Greece~~
Attikki, Greece

Fax: +30 210 8090205
Email: finance@tms-management.org
Attn: Mr. Dimitrios Glynos

PART B ~~PART-B~~
THE ORIGINAL LENDERS
Name of Original Lender	Commitment	Address for Communication

DVB Bank SE, Amsterdam Branch	35,000,000 (all of which has been drawn down on the Drawdown Date)	WTC Schiphol Tower F 6th Floor Attn: Transaction Management Schiphol Boulevard 255 1118 BH Schiphol The Netherlands Fax: +31 88 399 ~~8113~~8159 ~~Email:~~ Email: TLS.TM.Amsterdam@dvbbank.com with a copy to :

DVB Bank SE 3, Moraitini Street & 1, Palea Leof. Posidonos, Bldg. K4 Delta Paleo Faliro 175 61 Athens Email: D-Shipping Athens@dvbbank.com

For rate fixing notices:

DVB Bank SE, London Branch Park House 16-18 Finsbury Circus London EC2M 7EB only in relation to loan administration Email: TLS.LA.LONDON@DVBBANK.com

~~PART C~~

~~THE SERVICING PARTIES~~

THE HEDGE COUNTERPARTIES
Name of ~~Facility Agent~~ Hedge Counterparty	Address for Communication

DVB Bank SE, ~~Amsterdam Branch~~ acting through its office at Platz der Republik 6 60325, Frankfurt/Main Germany	WTC Schiphol Tower F 6th Floor Attn: Transaction Management Schiphol Boulevard 255 1118 BH Schiphol The Netherlands Fax: +31 88 399 ~~8113~~8159 Email: TLS.TM.Amsterdam@dvbbank.com with a ~~copies~~ copy to :

DVB ~~Bank SE, Athens Branch~~ BANK SE 3, Moraitini Street & 1, Palea Leof. Posidonos, Bldg. K4 Delta Paleo Faliro 175 61 Athens Email: D-Shipping Athens@dvbbank.com

~~and~~

~~DVB Bank SE, London Branch Park House 16-18 Finsbury Circus London EC2M 7EB only in relation to loan administration Email: TLS.LA.LONDON@DVBBANK.com~~

PART C
THE SERVICING PARTIES

Name of ~~Security Agent~~ Arranger	Address for Communication

DVB Bank SE, Amsterdam Branch	WTC Schiphol Tower F 6th Floor Attn: Transaction Management Schiphol Boulevard 255 1118 BH Schiphol The Netherlands Fax: +31 88 399 ~~8113~~8159 Email: TLS.TM.Amsterdam@dvbbank.com with a ~~copies~~ copy to :

DVB Bank SE, Athens Branch 3, Moraitini Street & 1, Palea Leof. Posidonos, Bldg. K4 Delta Paleo Faliro 175 61 Athens Email: D-Shipping Athens@dvbbank.com and For rate fixing prices:

DVB Bank SE, London Branch Park House 16-18 Finsbury Circus London EC2M 7EB only in relation to loan administration Email: TLS.LA.LONDON@DVBBANK.com

Name of Facility Agent	Address for Communication

DVB Bank SE, Amsterdam Branch	WTC Schiphol Tower F 6th Floor Attn: Transaction Management Schiphol Boulevard 255 1118 BH Schiphol The Netherlands Fax: +31 88 399 8159 Email: TLS.TM.Amsterdam@dvbbank.com with a copy to:

DVB Bank SE, Athens Branch 3, Moraitini Street & 1, Palea Leof. Posidonos, Bldg. K4 Delta Paleo Faliro 175 61 Athens Email: D-Shipping Athens@dvbbank.com

For rate fixing prices:

DVB Bank SE, London Branch Park House 16-18 Finsbury Circus London EC2M 7EB only in relation to loan administration Email: TLS.LA.LONDON@DVBBANK.com

Name of Security Agent	Address for Communication

DVB Bank SE, Amsterdam Branch	WTC Schiphol Tower F 6th Floor Attn: Transaction Management Schiphol Boulevard 255 1118 BH Schiphol The Netherlands Fax: +31 88 399 8159 Email: TLS.TM.Amsterdam@dvbbank.com with a copy to :

DVB Bank SE, Athens Branch 3, Moraitini Street & 1, Palea Leof. Posidonos, Bldg. K4 Delta Paleo Faliro 175 61 Athens Email: D-Shipping Athens@dvbbank.com

For rate fixing prices:

DVB Bank SE, London Branch Park House 16-18 Finsbury Circus London EC2M 7EB only in relation to loan administration Email: TLS.LA.LONDON@DVBBANK.com

SCHEDULE 2

CONDITIONS PRECEDENT

PART A ~~PART-A~~

CONDITIONS PRECEDENT TO DRAWDOWN REQUEST
1	Obligors
1.1	A copy of the constitutional documents of each Transaction Obligor.
1.2	A copy of a resolution of the board of directors of each Transaction Obligor:
(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;
(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and
(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Drawdown Request and each Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3	An original of the power of attorney of any Transaction Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.
1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.
1.5
A copy of a resolution signed by the Shareholder as the holder of the issued shares in the Borrower, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Borrower is a party.

1.6
A certificate of each Transaction Obligor (signed by an officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

1.7
A certificate of each Obligor that is incorporated outside the UK (signed by an officer) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.8
A certificate of an authorised signatory of the relevant Transaction Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

1.9	Evidence of satisfactory shareholding structure of the Transaction Obligors.
2	MOA

2.1	Copies of the MOA and of all documents signed or issued by the Borrower under or in connection with it.
2.2
Such documentary evidence as the Facility Agent and its legal advisers may reasonably require in relation to the due authorisation and execution by the Borrower of the MOA and of all documents to be executed by the Borrower under and in connection with the MOA.

2.3	Evidence that the Borrower’s deposit of the Purchase Price has been paid by the Borrower to the Seller pursuant to the MOA.
3	Finance Documents
3.1	A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent).
3.2	A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to in this Schedule 2 (Conditions Precedent).
4	Security Documents
4.1
A duly executed original of Account Security and Shares Security (and of each document to be delivered under each of them) including confirmation of the appointment of any process agent under the Account Security.

5	Legal opinions
5.1
A legal opinion of Watson, Farley & Williams, legal advisers to the Arranger, the Facility Agent and the Security Agent in England, substantially in the form distributed to the Original Lenders before signing this Agreement.

5.2
A legal opinion of Watson Farley & Williams (New York) LLP, legal advisers to the Arranger, the Facility Agent and the Security Agent in the Marshall Islands, substantially in the form distributed to the Original Lenders before signing this Agreement.

5.3
A legal opinion of Watson Farley & Williams, legal advisers to the Arranger, the Facility Agent and the Security Agent in Germany, substantially in the form distributed to the Original Lenders before signing this Agreement.

6	Other documents and evidence
6.1
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

6.2	The Original Financial Statements of the Borrower and the Guarantor.
6.3	The original of any mandates or other documents required in connection with the opening or operation of the Earnings Account.
6.4
Such evidence as the Facility Agent may reasonably require for the Finance Parties to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

PART B ~~PART-B~~
CONDITIONS PRECEDENT TO PREPOSITIONING OF FUNDS
1	Obligors
A certificate of an authorised signatory of the relevant Obligor certifying that each corporate and copy document provided by it under Part A of Schedule 2 (Conditions Precedent) remains correct, complete and in full force and effect as at the Drawdown Date.
2	Borrower
A certificate of an authorised signatory of the Borrower certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Drawdown Date.
3	Other funds
Evidence that all sums then due (if any) to the Seller, other than the sums to be financed pursuant to the Drawdown Date, have been paid or will be paid to the Seller on the Delivery Date.
4	Vessel and other security
4.1
A duly executed but undated original of the Mortgage, the Deed of Covenant, the General Assignment and any Charterparty Assignment and of each document to be delivered under or pursuant to each of them together with instructions for the Facility Agent or its lawyers to date such documents.

4.2	The Commercial Management Agreement and the Technical Management Agreement, both on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:
(a)	a duly executed but undated original of the Manager’s Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager; and
(b)	copies of the Approved Technical Manager’s Document of Compliance.
4.3
A valuation or, as the case may be, valuations of the Vessel, addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the Drawdown Date (unless otherwise agreed by the Facility Agent) from an Approved Valuer or Approved Valuers and prepared in accordance with Clause 24.7 (Provision of valuations), showing the Initial Market Value for the Vessel.

4.4	Confirmation from the Facility Agent’s insurance team that it is satisfied that the Vessel will be insured in accordance with the provisions of this Agreement.
5	Legal opinions
5.1
Draft agreed form legal opinions of the legal advisers to the Arranger, the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of the Vessel, England and the Marshall Islands and such other relevant jurisdictions as the Facility Agent may require.

6	Other documents and evidence
6.1	Evidence that any process agent referred to in Clause 47.2 (Service of process), if not an Obligor, has accepted its appointment.
6.2
Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 15 (Costs and Expenses), including legal fees, have been paid or will be paid by the Drawdown Date.

6.3	Confirmation from the Account Bank that the Borrower’s Minimum Liquidity Amount is standing to the credit of the Earnings Account.

PART C ~~PART-C~~
CONDITIONS PRECEDENT TO DISBURSEMENT
1	Obligors
A certificate of an authorised signatory of the relevant Obligor certifying that each corporate and copy document provided by it under Part A and Part B of Schedule 2 (Conditions Precedent) remains correct, complete and in full force and effect as at the Delivery Date.
2	Borrower
A certificate of an authorised signatory of the Borrower certifying that each copy document which it is required to provide under this Part C of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Delivery Date.
3	Vessel and other security
3.1
Documentary evidence that the Mortgage has, simultaneously with the release of the Advance to the Seller, been duly registered as a valid first priority ship mortgage in accordance with the laws of the jurisdiction of the Approved Flag.

3.2	Documentary evidence that the Vessel:
(a)
has, simultaneously with the release of the Advance to the Seller, been unconditionally delivered by the Seller to, and accepted by, the Borrower under the MOA and that the full purchase price payable and all other sums due to the Seller under the MOA have been paid to the Seller (including, but not limited to, a copy of the relevant invoice from the Seller to be provided by the Seller to the Borrower pursuant to the MOA);

(b)	is definitively and provisionally registered in the name of the Borrower under the Approved Flag;
(c)	is, simultaneously with the release of the Advance to the Seller, in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents;
(d)	is classed with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and
(e)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.
3.3
Copies of the Vessel’s Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to the Vessel including without limitation an ISSC or evidence that such certificates will be issued shortly after the Delivery Date.

3.4
Copies of the powers of attorney and business license of the Seller, together with their English translations, evidencing the due authorisation and execution by the Seller of the MOA and of all documents to be executed by the Seller under and in connection with the MOA.

SCHEDULE 3

REQUESTS

PART A ~~PART A~~

DRAWDOWN REQUEST
From:	Zills Owning Company Limited

To:	DVB Bank SE, Amsterdam Branch

Dated: [●] 2017

Dear Sirs
Zills Owning Company Limited - Facility Agreement dated [●] September 2017 (the “Agreement”)
1	We refer to the Agreement. This is a Drawdown Request. Terms defined in the Agreement have the same meaning in this Drawdown Request unless given a different meaning in this Drawdown Request.
2	We wish to borrow the Advance on the following terms:
Proposed Drawdown Date:	[●] 2017 (or, if that is not a Business Day,
the next Business Day)

Amount:	$ [●]or, if less, the Available Facility

Interest Period:	[●]

3	[You are authorised and requested to deduct from the Advance prior to funds being remitted the following amounts set out against the following items:
Deductible Items	$

Arrangement Fee
Facility Agent’s solicitors’ fees inclusive of disbursements and VAT
[                      ] legal opinion fees (if any)
Net proceeds of Advance	__________________]

4
We confirm that each condition specified in Clause 4.1 (Conditions precedent to delivery of a Drawdown Request) and paragraph (a) of Clause 4.2 (Conditions precedent to prepositioning of funds) is satisfied on the date of this Drawdown Request.

5	The [net] proceeds of this Advance should be credited to:
account number: [●]
name and SWIFT of account bank: [●]
name and SWIFT of US correspondent bank: [●]
6	This Drawdown Request is irrevocable.
Yours faithfully
_____________________________
[●]
authorised signatory for
Zills Owning Company Limited

PART B ~~PART-B~~
SELECTION NOTICE
From:	Zills Owning Company Limited

To:	DVB Bank SE, Amsterdam Branch

Dated: [●]
Dear Sirs

Zills Owning Company Limited - Facility Agreement dated [●] September 2017 (the “Agreement”)

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.
2	We request that, subject to paragraph (g) of Clause 9.1 (Selection of Interest Periods) of the Agreement, the next Interest Period for the Loan be [●].
3	This Selection Notice is irrevocable.
Yours faithfully
_____________________________
[●]
authorised signatory for
Zills Owning Company Limited

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE
To:	DVB Bank SE, Amsterdam Branch as Facility Agent and DVB Bank SE, Amsterdam Branch as Security Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated: [●]
Dear Sirs
Zills Owning Company Limited - Facility Agreement dated ~~[●]~~ 1 September 2017 (as amended and restated by a deed of accession amendment and restatement dated [●] June 2018,  the “Agreement”)
1
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 27.5 (Procedure for transfer) of the Agreement:
(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 27.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [●].
(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.
3	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.
4
The New Lender hereby confirms that it has received a copy of each of the Security Documents which are governed by German law and which are account pledges, is aware of the contents of such account pledges and expressly consents to the declarations of the Security Agent made on behalf of the New Lender (as future pledgee) in such account pledges.

5	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
6	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.
7	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details
for notices and account details for payments.]

[Existing Lender]	[New Lender]

By: [●]	By: [●]

This Transfer Certificate is accepted by the Facility Agent [and the Security Agent] and the Transfer Date is confirmed as [●].
[Facility Agent]

By:  [●]

[Security Agent]

By:  [●]

SCHEDULE 5
FORM OF ASSIGNMENT AGREEMENT
To:	DVB Bank SE, Amsterdam Branch as Facility Agent, DVB Bank SE, Amsterdam Branch as Security Agent and Zills Owning Company Limited as Borrower, for and on behalf of each Transaction Obligor

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated: [●]
Dear Sirs
Zills Owning Company Limited - Facility Agreement dated ~~[●]~~ 1 September 2017 (as amended and restated by a deed of accession amendment and restatement dated [●] June 2018,  the “Agreement”)
1
We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 27.6 (Procedure for assignment):
(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.
3	The proposed Transfer Date is [●].
4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.
5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.
6	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders).
7
The New Lender hereby confirms that it has received a copy of each of the Security Documents which are governed by German law and which are account pledges, is aware of the contents of such account pledges and expressly consents to the declarations of the Security Agent made on behalf of the New Lender (as future pledgee) in such account pledges.

8
This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Transaction Obligor) of the assignment referred to in this Assignment Agreement.

9	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.
10	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
11	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.
Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.
THE SCHEDULE
Commitment rights and obligations to be transferred by assignment, release and accession
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]
[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Facility Agent [and the Security Agent] and the Transfer Date is confirmed as [●].
Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.
[Facility Agent]
[By:
[Security Agent]
By:]

SCHEDULE 6
FORM OF COMPLIANCE CERTIFICATE
To:	DVB Bank SE, Amsterdam Branch as Facility Agent

~~From:~~	~~Zills Owning Company Limited/Seoul Investment Holdings Inc.~~

From:	Dryships Inc.

Dated: [●]
Dear Sirs
Zills Owning Company Limited - Facility Agreement dated ~~[●]~~ 1 September 2017 (as amended and restated by a deed of accession amendment and restatement dated [●] June 2018,  the “Agreement”)
1
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:
(a)	an amount of $750,000 remains credited to the Earnings Account;
(b)
as at the ~~6 month~~ 3-month  period ending on [●] to which the financial statements referred to below ere prepared, the Guarantor is in compliance with the following covenants under Clause 19.2 (Guarantor’s financial covenants):

~~(i)~~	~~the Book Equity is $[●];~~
(i)	~~(ii)~~ the Working Capital is $[●];
(ii)	~~(iii)~~ the Cash and Cash Equivalents are $ [●] ~~per each Fleet Vessel~~ [●]~~;~~
(iii)	~~(iv)~~the ratio of ~~Net Interest Bearing Debt to~~ Total Net Liabilities to Net Market Value Adjusted Total Assets is [●]; and
~~(v)~~	~~the ratio of EBITDA to Net Interest Expense, on a trailing four quarter basis, is [●],~~
(iv)
To evidence such compliance, we attach a copy of the latest ~~[annual][semi-annual~~[annual][quarterly] consolidated financial statements of the Group together with calculations and evidence setting out in reasonable detail the data and calculations made above (including valuations in a form acceptable to the Facility Agent evidencing the Market Value of each Fleet Vessel which were used to calculate the Market Value Adjusted Total Assets of the Group as at [●]).

3	We confirm that no Default is continuing. *
Signed

[Authorised signatory] of ZILLS OWNING COMPANY LIMITED	[Authorised signatory] of ~~SEOUL INVESTMENT HOLDINGS DRYSHIPS~~ DRYSHIPS INC.

~~insert applicable certification language~~

__________________________
~~for and on behalf of~~
~~[name of Auditors of the Borrower/Guarantor]~~

*If this statement cannot be made, the Compliance Certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 7
TIMETABLES
Delivery of a duly completed Drawdown Request (Clause 5.1 (Delivery of a Drawdown Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	Five Business Days before the intended Drawdown Date (Clause 5.1 (Delivery of a Drawdown Request)) or the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods))

Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders’ participation)	Three Business Days before the intended Drawdown Date.
Quotation Day as of 11:00 am London time
LIBOR is fixed

Reference Bank Rate calculated by reference to available quotations in accordance with Clause 10.2 (Calculation of Reference Bank Rate)	Noon on the Quotation Day

EXECUTION PAGES
BORROWER

Signed by	)
duly authorised	)
for and on behalf of	)
ZILLS OWNING COMPANY LIMITED	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

GUARANTOR

Signed by	)
duly authorised	)
for and on behalf of	)
~~SEOUL INVESTMENT HOLDINGS~~ DRYSHIPS INC.	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

ORIGINAL LENDERS

Signed by	)
duly authorised	)
for and on behalf of	)
DVB BANK SE, AMSTERDAM BRANCH	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

HEDGE COUNTERPARTIES

Signed by	)
duly authorised	)
for and on behalf of	)
DVB BANK SE	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

ARRANGER

Signed by	)
duly authorised	)
for and on behalf of	)
DVB BANK SE, AMSTERDAM BRANCH	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

FACILITY AGENT

Signed by	)
duly authorised	)
for and on behalf of	)
DVB BANK SE, AMSTERDAM BRANCH	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

SECURITY AGENT

Signed by	)
duly authorised	)
for and on behalf of	)
DVB BANK SE, AMSTERDAM BRANCH	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

ACCOUNT BANK

Signed by	)
duly authorised	)
for and on behalf of	)
DVB BANK SE	)
in the presence of:	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

Comparison Details	
Title	**pdfDocs compareDocs Comparison Results**
Date & Time	08/06/2018 17:13:20
Comparison Time	5.90 seconds
compareDocs version	v4.2.300.9

Sources	
Original Document	[#60369100] [v8] Seoul Investment Holdings Facility Agreement.docx
Modified Document	[#62297922] [v4] Amended and Restated Facility Agreement/DVB/Zills Owning.docx

Comparison Statistics	
Insertions	308
Deletions	166
Changes	187
Moves	30
TOTAL CHANGES	691

Word Rendering Set Markup Options	
Name	Standard
Insertions	
~~Deletions~~	
Moves / ~~Moves~~	
Inserted cells	
Deleted cells	
Merged cells	
Formatting	Color only.
Changed lines	Mark left border.
Comments color	By Author.
Balloons	False

compareDocs Settings Used	Category	Option Selected
Open Comparison Report after Saving	General	Always
Report Type	Word	Formatting
Character Level	Word	False
Include Headers / Footers	Word	True
Include Footnotes / Endnotes	Word	True
Include List Numbers	Word	True
Include Tables	Word	True
Include Field Codes	Word	True
Include Moves	Word	True
Show Track Changes Toolbar	Word	True
Show Reviewing Pane	Word	True
Update Automatic Links at Open	Word	False
Summary Report	Word	End
Include Change Detail Report	Word	End
Document View	Word	Print
Remove Personal Information	Word	False
Flatten Field Codes	Word	False

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